                                                                   EXHIBIT 10.48


                                                                  Conformed Copy


================================================================================



                     WASTE MANAGEMENT FINANCING CORPORATION

                             WASTE MANAGEMENT, INC.
                               as Master Servicer

                        THE OTHER SERVICERS NAMED HEREIN

                         THE PARTICIPANTS NAMED HEREIN

                  RECEIVABLES TRANSFER AND SERVICING AGREEMENT

                              __________________



                         Dated as of December 29, 1997



                            THE CHASE MANHATTAN BANK
                            as Administrative Agent



================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                 Page
                                                                                 ----
                                 ARTICLE I

                                 Definitions.....................................   1

1.1   Defined Terms..............................................................   1
1.2   Terms Generally............................................................   1
1.3   Accounting Terms; GAAP.....................................................   2

                                 ARTICLE II

        Acquisition and Transfer of Participating Interest.......................   2
2.1   Acquisition and Transfer of Participating Interest.........................   2
2.2   Participating Interest.....................................................   5
2.3   Payment for Initial Transfer of a Participating Interest and any Increase
          in Net Investment; Acquisition and Transfer Procedure..................   5
2.4   Commitment Fees............................................................   6
2.5   Fee and Purchase Discount Amount Calculations..............................   7
2.6   Interest on Overdue Payments...............................................   7
2.7   Establishment of Accounts; Allocation of Collections; Reinvestment of
          Principal Collections..................................................   8
2.8   Payments; Pro Rata Treatment...............................................  11
2.9   Netting of Payments........................................................  12
2.10  Termination or Reduction of Commitment.....................................  12
2.11  Optional Retransfer; Reduction of Net Investment...........................  12
2.12  Mandatory Reductions in Net Investment.....................................  13

                                 ARTICLE III

                                 Increased Costs.................................  14

3.1   Alternate Determination of Purchase Discount Amounts.......................  14
3.2   Increased Costs............................................................  15
3.3   Indemnity..................................................................  16
3.4   Taxes......................................................................  16
3.5   Mitigation Obligations; Replacement of Participants........................  18

                                                                                 Page
                                                                                 ----
                                    ARTICLE IV

                                   Termination..................................    18

4.1   Termination...............................................................    18

                                   ARTICLE V

                  Covenants, Representations and Warranties.....................    18
5.1   Representations and Warranties of the Company Relating to the Company.....    18
          (a)  Organization; Corporate Powers...................................    19
          (b)  Authorization....................................................    19
          (c)  Enforceability...................................................    19
          (d)  Governmental Approvals; No Conflicts.............................    19
          (e)  Litigation, etc..................................................    19
          (f)  Compliance with Laws and Agreements..............................    20
          (g)  Ownership of Property; Liens.....................................    20
          (h)  Investment Company Act; Other Regulations........................    20
          (i)  Taxes............................................................    20
          (j)  Ownership; Subsidiaries..........................................    20
          (k)  Pro Forma Balance Sheet..........................................    20
          (l)  No Material Adverse Change.......................................    21
          (m)  Solvency.........................................................    21
          (n)  Employee Benefit Plans...........................................    21
5.2   Representations and Warranties of the Company Relating to this Agreement
          and the Receivables...................................................    22
5.3   Retransfer Obligation.....................................................    23
5.4   Obligations Unaffected....................................................    24

                                   ARTICLE VI

             Conditions to Effectiveness/Transfers/Reinvestments................    24

6.1   Commencement Date.........................................................    24
6.2   Condition to each Increase in Net Investment..............................    26

                                  ARTICLE VII

                            Affirmative Covenants...............................    27

7.1   Financial Statements......................................................    28
7.2   Certificates; Other Information...........................................    28

                                                                                  Page
                                                                                  ----
7.3   Existence; Businesses and Properties; Insurance; Receivables..............    29
7.4   Payment of Obligations....................................................    29
7.5   Inspection of Property; Books and Records; Discussions....................    30
7.6   Notices...................................................................    30
7.7   Net Worth.................................................................    30
7.8   Use of Proceeds...........................................................    30
7.9   Separate Corporate Existence..............................................    31
7.10  Facility Rating...........................................................    32
7.11  Purchase of Receivables...................................................    32
7.12  Delivery of Collections...................................................    32

                                  ARTICLE VIII

                             Negative Covenants.................................    32

8.1   Accounting of Transfers...................................................    32
8.2   Limitation on Indebtedness................................................    32
8.3   Limitation on Liens.......................................................    33
8.4   Limitation on Guarantees..................................................    33
8.5   Limitation on Fundamental Changes.........................................    33
8.6   Limitation on Sale of Assets..............................................    33
8.7   Limitation on Dividends and Payments on Subordinated Note.................    33
8.8   Business of the Company...................................................    34
8.9   Limitation on Investments, Loans and Advances.............................    34
8.10  Limitation on Sales and Leasebacks........................................    34
8.11  Transactions with Affiliates..............................................    34
8.12  Capital Stock.............................................................    34
8.13  Amendments................................................................    34
8.14  Receivables Sale Agreement, etc...........................................    34
8.15  Policies..................................................................    34
8.16  No Powers of Attorney.....................................................    35
8.17  Receivables Not to Be Evidenced by Promissory Notes.......................    35
8.18  Ownership of Assets and Property..........................................    35
8.19  Rescission or Cancellation................................................    35
8.20  Ineligible Receivables....................................................    35
8.21  Offices...................................................................    35
8.22  Change in Name............................................................    36
8.23  Addition of Sellers.......................................................    36
8.24  Operating Expenses........................................................    36

                                   ARTICLE IX

                            Events of Termination...............................    36

                                                                                  Page
                                                                                  ----
                                   ARTICLE X

                          The Administrative Agent............................      39

10.1   Appointment............................................................      39
10.2   Delegation of Duties...................................................      40
10.3   Exculpatory Provisions.................................................      40
10.4   Reliance By the Administrative Agent...................................      40
10.5   Notice of Default or Termination Event.................................      41
10.6   Non-Reliance on the Administrative Agent and Other Participants........      41
10.7   Indemnification........................................................      42
10.8   The Administrative Agent in Its Individual Capacity....................      42
10.9   Successor Administrative Agent.........................................      42

                                   ARTICLE XI

                                Miscellaneous.................................      43

11.1   Further Assurances.....................................................      43
11.2   Payments...............................................................      43
11.3   Costs and Expenses.....................................................      43
11.4   Successors and Assigns; Assignments; Participations....................      44
11.5   GOVERNING LAW..........................................................      46
11.6   No Waiver; Cumulative Remedies.........................................      46
11.7   Amendments and Waivers.................................................      47
11.8   Severability...........................................................      47
11.9   Notices................................................................      47
11.10  Counterparts...........................................................      48
11.11  Construction of Agreement as Security Agreement........................      48
11.12  Adjustments; Set-off...................................................      48
11.13  Jurisdiction; Consent to Service of Process............................      49
11.14  Acknowledgements.......................................................      50
11.15  WAIVER OF JURY TRIAL...................................................      50
11.16  Confidentiality........................................................      50
11.17  No Bankruptcy Petition, etc............................................      51
11.18  Tax Treatment..........................................................      51

                                  ARTICLE XII

                                  Servicing...................................      51

12.1  Servicing; Accounts; Collections........................................      51
12.2  Collections by the Servicers; Indemnity.................................      55
12.3  Maintenance of Records..................................................      58
12.4  Rebates, Adjustments, Returns and Reductions; Modifications.............      59

                                                                                  Page
                                                                                  ----
12.5  Daily Reports; Settlement Statements......................................    59
12.6  Representations, Warranties and Covenants of the Servicers................    60
12.7  Acquisition Obligation....................................................    66
12.8  Obligations Unaffected....................................................    67
12.9  Addition of Servicers.....................................................    68
12.10 Interest on Overdue Payments..............................................    68
12.11 Servicer Events of Defaults...............................................    68

ANNEX X         Definitions

SCHEDULES

  1  Names, Addresses and Commitments of Participants

  2 Names; Balance of Receivables; Location of Chief Executive Offices; Location of Receivables Records; Jurisdictions of Incorporation; Jurisdiction in which Qualified to do Business; Effective Date; Seller Category

  3  Designated Accounts (To be delivered on the Commencement Date and shall become a part hereof for all purposes.)


EXHIBITS

 A   Form of Request for Transfer and Assignment
 B   Reserve Events
 C   Form of Settlement Statement
 D   Form of Additional Servicer Supplement
 E   Form of Responsible Officer's Certificate as to Solvency, etc.
 F   Form of Daily Report
 G   Form of Assignment and Acceptance

          RECEIVABLES TRANSFER AND SERVICING AGREEMENT, dated as of December 29, 1997, among WASTE MANAGEMENT FINANCING CORPORATION, a Delaware corporation (the "Company"), WASTE MANAGEMENT, INC., a Delaware corporation ("WMI"), as master servicer (in such capacity, the "Master Servicer"), each of the Subsidiaries of WMI from time to time parties hereto, in their capacities as servicers of receivables (in such capacities, the "Servicers"), the several financial institutions from time to time parties to this Agreement (the "Participants") and THE CHASE MANHATTAN BANK, a New York corporation, as administrative agent for the Participants (the "Administrative Agent").

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Company desires to sell, assign, transfer and convey to the Participants, and the Participants desire to acquire a Participating Interest (as hereinafter defined) in, all the Company's right, title and interest in, to and under the Receivables (as hereinafter defined) now existing or hereafter created and in the rights of the Company in, to and under all other Related Property (as hereinafter defined);

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions

          1.1  Defined Terms.  Capitalized terms used in this Agreement shall
               -------------
have the respective meanings assigned to such terms in Annex X hereto unless otherwise defined herein.

          1.2  Terms Generally.  The definitions of terms herein shall apply
               ---------------
equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, subsections, Exhibits and Schedules shall be construed to refer to Articles and subsections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          1.3  Accounting Terms; GAAP.  Except as otherwise expressly provided
               ----------------------
herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.


                                  ARTICLE II

                    Acquisition and Transfer of Participating Interest

          2.1  Acquisition and Transfer of Participating Interest.  (a)  By
               --------------------------------------------------
execution of this Agreement and subject to the terms and conditions contained herein, the Company does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Participants and to the Administrative Agent, for the benefit of the Participants, and each Participant hereby severally agrees to purchase and acquire from the Company, a senior undivided participating interest from time to time (in an amount specified in subsection 2.2 and subject to the limitations specified in subsections 2.2 and 2.3(c)) in all right, title and interest of the Company in, to and under the following, whether now owned or hereafter acquired (collectively, the "Receivables Property," and together with the property described in subsections 2.1(b) and 2.1(c), the "Pooled Property"):

               (i)    all Receivables;

               (ii)   all Collections;

               (iii)  all Related Property;

               (iv) all rights (including rescission, replevin or reclamation, but none of the obligations) relating to any Receivable or arising therefrom;

               (v) all proceeds of, or payments in respect of, the foregoing, including, without limitation, whatever is received upon the sale, exchange, collection or other disposition of the foregoing or proceeds (including, without limitation, whatever is received upon the sale, exchange, collection or other disposition of the foregoing and all "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of New York) thereof, including all Recoveries relating thereto.

          (b) In addition, to secure the obligation of the Company hereunder, including, without limitation the obligations set forth in subsection 2.7, the Company hereby assigns to the Administrative Agent, for the benefit of the Participants, and grants to the Administrative Agent, for the benefit of the Participants, a security interest in all its right, title and interest in, to and under the Receivables Sale Agreement and the Receivables Sale Agreement Guarantee, including (i) all property assigned thereunder and all rights of the Company to receive moneys due and to become due under or pursuant to such agreement, whether payable as fees, expenses, costs or otherwise, (ii) all rights of the Company to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to such agreement, (iii) claims of the Company for damages arising out of or for breach of or default under such agreement, (iv) the right of the Company to amend, waive or terminate such agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, (v) all other rights, remedies, powers, privileges and claims of the Company under or in connection with such agreement (whether arising pursuant to such agreement or otherwise available to the Company at law or in equity), including the rights of the Company to enforce such agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or in connection therewith whether or not a Termination Event has occurred and is continuing and (vi) all monies due or to become due and all amounts received with respect to the items listed in clauses (i) through (v) and all proceeds (including, without limitation, whatever is received upon the sale, exchange, collection or other disposition of the foregoing and all "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of New York) thereof, including all Recoveries relating thereto (the Pooled Property described in this sentence being referred to herein as the "Transferred Agreements").

          (c) In addition, to secure the obligations of the Company hereunder, including, without limitation, the obligations set forth in subsection 2.7, the Company hereby grants to the Administrative Agent, for the benefit of the Participants, a security interest in all right, title and interest of the Company in, to and under the following, whether now owned or hereafter acquired:

          (i) all equipment in all its forms, wherever located, now or hereafter existing (including all software, data bases, materials, books, records, magnetic tapes, disks and cassettes relating to the Receivables and all other equipment in which information concerning the Receivables is stored), and all parts thereof and accessions thereto (any and all such equipment, parts and accessions being the "Equipment");

          (ii) all the following (the "Accounts"):

                  (A) the Collection Account and the SPC Collection Account and, to the extent provided further herein, any interest in the Designated Accounts or the Concentration Account, all funds and other evidences of payment held therein and all certificates and instruments, if any, from time to time representing or evidencing such Account or any funds and other evidences of payment held therein;

                  (B) any operating account or other accounts of the Company, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing any such operating account or any funds held therein;

               (C) all Cash Equivalents and all certificates and instruments from time to time representing or evidencing the Cash Equivalents;

               (D) all notes, certificates of deposit and other instruments from time to time hereafter delivered or transferred to, or otherwise possessed by, the Administrative Agent for and on behalf of the Company in substitution for or in addition to any of the then-existing Accounts; and

               (E) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then-existing Accounts; and

          (iii) all proceeds of or payments in respect of any and all of the foregoing (including proceeds that constitute property of the types described in clauses (i) and (ii) above and including Collections) and, to the extent not otherwise included, all payments under insurance (whether or not the Administrative Agent is the loss payee in respect thereof), or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the Pooled Property.

          (d) In connection with the assignment, set over and conveyance to the Participants pursuant to subsection 2.1(a), the Company, the Master Servicer and the Participants agree that the Administrative Agent shall constitute a "secured party" as defined in Section 9-105(m) of the UCC. Each reference in this Agreement, unless the context otherwise requires, to the sale, assignment, transfer, set over or conveyance of a Receivable or other Receivables Property shall be construed as a reference to the sale, assignment, transfer, set over or conveyance of the senior undivided participating interest in the Receivable and the other Receivables Property to the Participants hereunder. In connection with the foregoing assignment, the Company and the Master Servicer agree to deliver to the Administrative Agent each item evidencing a Receivable or other Receivables Property (including any original documents or instruments as are necessary to effect such assignment) in which the transfer of an interest is perfected under the UCC or otherwise solely by possession and not by filing a financing statement or similar document.

          Notwithstanding the assignment of the Transferred Agreements set forth in subsection 2.1(b), the Company does not hereby assign or delegate any of its duties or obligations under the Transferred Agreements to the Administrative Agent or the Participants and neither the Administrative Agent nor any Participant accepts such duties or obligations, and the Company shall continue to have the right and the obligation to purchase Receivables from the Sellers thereunder from time to time. The foregoing assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Administrative Agent or the Participant, of any obligation of the Master Servicer, the Company, any Seller or any other Person in connection with the Receivables or under any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligor.

          In connection with such assignments, the Company agrees to record and file, at its own expense, any financing statements (and continuation statements with respect to such financing statements when applicable) or, where applicable, registrations in the appropriate records, (i) with respect to the Receivables now existing and hereafter created and (ii) with respect to any other Pooled Property a security interest in which may be perfected under the relevant UCC, legislation or similar statute by such filing or registration, as the case may be, in each case meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect and maintain perfection of the assignment of the Receivables and such other Pooled Property (excluding returned merchandise) to the Participants and the Administrative Agent, and to deliver a file-stamped copy or certified statement of such financing statement or registration or other evidence of such filing or registration to the Administrative Agent not later than the 10th day after the Commencement Date. The Administrative Agent shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing or other registration under the UCC, other relevant legislation or similar statute in connection with such transfer. The Administrative Agent shall be entitled to conclusively rely on the filings or registrations made by or on behalf of the Company without any independent investigation and the Company's obligation to make such filings as evidence that such filings have been made.

          In connection with such assignments, the Company and the Master Servicer further agree, at their own expense, on or prior to the Commencement Date, to indicate, or to cause to be indicated, in their respective computer files containing a master database of Receivables and to cause each Seller to indicate in its records containing a master database of Receivables that the Receivables have been conveyed to the Company or the Participants, as the case may be, pursuant to the Receivables Sale Agreement or this Agreement, respectively, for the benefit of the Participants.

          2.2  Participating Interest.  Subject to the terms and conditions set
               ----------------------
forth herein (including, without limitation, subsections 2.3(c) and 6.2), each Participant agrees during the Commitment Period to ratably purchase a Participating Interest and ratably increase its Net Investment in an aggregate amount that will not result in such Participant's Net Investment exceeding such Participant's Commitment and the Net Investment of all Participants exceeding the aggregate Commitments then in effect. The senior undivided participating interest of the Participants in the Receivables and the Receivables Property (the "Participating Interest"; a Participant's Commitment Percentage of such Participating Interest shall equal such Participant's "Participating Interest") shall equal, at any date of determination thereof, the Net Investment at such date and the Participating Interest of any Participant shall equal, at any date of determination thereof, the Net Investment of such Participant at such date. The Participating Interest shall, among other things, entitle the Participants to receive the amounts distributable to the Participants pursuant to subsection 2.7, including, without limitation, Purchase

Discount Amounts which shall accrue thereon in accordance with this Agreement and the payment of the Net Investment. The Company agrees to provide any Participant upon its request with a certificate evidencing such Participant's Participating Interest.

          2.3  Payment for Initial Transfer of a Participating Interest and any
               ----------------------------------------------------------------
Increase in Net Investment; Acquisition and Transfer Procedure.   (a)  The
--------------------------------------------------------------
Company shall notify the Administrative Agent of the amount of the initial transfer and assignment of a Participating Interest or any request for an Increase in Net Investment pursuant to this subsection 2.3. The amount which the Participants shall pay for such initial transfer and assignment or Increase in Net Investment shall equal the amount of such initial transfer and assignment or Increase in Net Investment, as the case may be. Amounts payable to the Company in respect of the initial transfer and assignment of a Participating Interest or any Increase in Net Investment on such Closing Date shall be obtained by the Administrative Agent from the Participants and paid by the Administrative Agent to the Company in accordance with the provisions of subsection 2.8(a).

          (b) Subject to subsections 2.3(c) and 6.2, the initial transfer and assignment of a Participating Interest or an Increase in Net Investment of the Participants shall occur, upon notice from the Company, on any Business Day during the Commitment Period (each date on which the initial transfer and assignment of a Participating Interest in the Receivables or an Increase in Net Investment of the Participants occurs hereunder being herein referred to as the "Closing Date" applicable to such transfer and assignment or such increase, as the case may be); provided, that the Company shall have given the Administrative
                  --------
Agent irrevocable notice (effective upon receipt) of such request substantially in the form of Exhibit A hereto (the "Request for Transfer and Assignment") no later than (i) if the initial transfer and assignment of a Participating Interest or the Increase in Net Investment on such date is to be priced solely with reference to ABR, 12:00 Noon (New York City time) on such Closing Date or
(ii) if all or a portion of the initial transfer and assignment of a Participating Interest or the Increase in Net Investment is to be allocated to a Fixed Tranche, 11:00 a.m. (New York City time) three Business Days prior to such Closing Date; provided, further, that the provisions of this subsection 2.3(b)
              --------  -------
shall not restrict the allocations of Collections pursuant to subsection 2.7. Such notice shall state (i) the Closing Date, (ii) the amount of the initial transfer and assignment of a Participating Interest or the Increase in Net Investment, as the case may be, for the proposed transaction, (iii) what portion thereof will be allocated to a Fixed Tranche and/or the Floating Tranche and
(iv) if any portion thereof is to be allocated to a Fixed Tranche, the length of the Transfer Period therefor. After receipt by the Administrative Agent of the Request for Transfer and Assignment from the Company, the Administrative Agent shall promptly provide notice (which may be telephonic but shall be confirmed in writing) to each Participant of the Closing Date and of the portion of the Participating Interest or the Increase in Net Investment allocable to such Participant on such Closing Date.

          (c) Each Participant shall have no obligation to acquire a Participating Interest or to increase its Net Investment on any Closing Date hereunder:

          (1) unless, in the case of an Increase in Net Investment, the Increase in Net Investment for all Participants on such Closing Date is equal to at least $10,000,000 or an integral multiple of $1,000,000 in excess thereof;

          (2) to the extent that, after giving effect to (A) in the case of the initial transfer and assignment of a Participating Interest, such transfer, and (B) in the case of an Increase in Net Investment, such Increase in Net Investment on such date, the Net Investment for all Participants would exceed the Maximum Transfer Amount; or

          (3) if the Commitments of the Participants have terminated pursuant to Article IX.

The initial transfer and assignment of the Participating Interest or an Increase in Net Investment allocable to the Participants as a group shall be allocated to each Participant according to the Commitment Percentage of such Participant.

          2.4  Commitment Fees.  The Company agrees to pay to the Administrative
               ---------------
Agent, for the account of the Participants, a commitment fee (the "Commitment Fee") for the Commitment Period, computed at the rate of 0.1875 of 1% per annum on the average daily excess of the Maximum Commitment over the Net Investment for each day during the period for which such Commitment Fee is payable.
Accrued Commitment Fees shall be payable in arrears, based on invoices submitted by the Administrative Agent to the Company, on the Settlement Date occurring in March, June, September and December and on the date of the termination of the Commitment, commencing on March 20, 1998 and shall be paid in immediately available funds to the Administrative Agent for distribution to the Participants.

          2.5  Fee and Purchase Discount Amount Calculations.  (a)  Calculations
               ---------------------------------------------
of per annum rates under this Agreement shall be made on the basis of a 360-day year for actual days elapsed, except that Commitment Fees and Purchase Discount Amounts on the Floating Tranche determined by reference to the Prime Rate shall be calculated on the basis of a 365- (or 366-, as the case may be) day year. Each determination of the Adjusted LIBO Rate hereunder by the Administrative Agent shall be conclusive and binding upon each of the parties hereto in the absence of manifest error. Any change in the Purchase Discount Amount resulting from a change in ABR or the Statutory Reserve Rate shall become effective as of the opening of business on the day on which such change is announced.

          (b) On any Business Day, the Company may, subject to paragraph (c) below, elect to allocate all or any portion of the Net Investment not allocated to a Fixed Tranche to one or more Fixed Tranches with Transfer Periods commencing on such Business Day by giving the Administrative Agent irrevocable written or telephonic (confirmed in writing) notice thereof, which notice must be received by the

Administrative Agent prior to 1:00 p.m., New York City time, three Business Days prior to such Business Day. Such notice shall specify (i) the applicable Business Day, (ii) the Transfer Period for each Fixed Tranche to which a portion of the Net Investment is to be allocated and (iii) the portion of the Net Investment being allocated to each such Fixed Tranche. Promptly upon receipt of each such notice, the Administrative Agent shall notify each Participant of the contents thereof. If the Administrative Agent shall not have received timely notice as aforesaid with respect to all or any portion of the Net Investment, the Purchase Discount Amount on such amount shall be calculated by reference to the ABR.

          (c) Anything contained in this Agreement to the contrary notwithstanding, (i) the portion of the Net Investment allocable to any Fixed Tranche must be an amount equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (ii) no more than ten Fixed Tranches shall be outstanding at any one time and (iii) after the occurrence and during the continuance of any Termination Event, at the end of the related Transfer Period all of the Net Investment allocated to any Fixed Tranche shall be reallocated to the Floating Tranche.

          2.6  Interest on Overdue Payments.  If any amount payable by the
               ----------------------------
Company to the Participants or the Administrative Agent hereunder, whether on account of fees or expenses or on account of amounts collected by the Company or amounts payable by the Company pursuant to Article III or subsection 5.3, or otherwise, is not paid by the Company or otherwise on the relevant Settlement Date or other relevant date, such amount shall be payable together with interest, payable on demand, for each day from such Settlement Date or other relevant date, as the case may be, until such amount is paid in full at a rate per annum equal to the ABR plus 2%.
                           ----

          2.7  Establishment of Accounts; Allocation of Collections;
               -----------------------------------------------------
Reinvestment of Principal Collections.
-------------------------------------

          (a)  (i)   The Administrative Agent shall establish and maintain in
the name of the Administrative Agent a trust account (the "Collection Account"). Collections deposited into the SPC Collection Account will be transferred to the Collection Account as set forth in Article XII. All Collections otherwise received by any Servicer, the Master Servicer or the Company shall be deposited by it either to a Designated Account or into the Concentration Account as set forth in Article XII. The Administrative Agent shall have sole and exclusive dominion over and control of the Collection Account, and the Company, the Sellers and the Master Servicer shall not have any dominion over or control of any such account.

               (ii) Amounts deposited in the Collection Account shall be invested by the Administrative Agent as directed by the Master Servicer in Cash Equivalents maturing not later than the next Business Day.

               (iii) Any earnings (net of losses and investment expenses) on such invested funds in any Collection Account ("Investment Earnings") will be treated as Collections and retained therein.

          (iv) Neither the Company nor the Master Servicer nor any Servicer nor any Person claiming by, through or under the Company, any Servicer or the Master Servicer shall have any right, title or interest in, or any control over the use of, or any right to withdraw moneys from, the Collection Account, except
(A) the right to give directions for investments of amounts on deposit therein as expressly provided for in paragraph (ii) above and (B) pursuant to the authority granted to the Master Servicer in subsection 12.2, the Master Servicer shall have the power, revocable by the Administrative Agent, to instruct the Administrative Agent to make withdrawals from the Collection Account for the purpose of carrying out the Administrative Agent's duties hereunder. Delivery of a Daily Report by the Master Servicer or a Servicer instructing the Administrative Agent to make withdrawals from the Collection Account shall be deemed to constitute a representation and warranty that such withdrawal is authorized pursuant to the terms hereof and all conditions to such withdrawal have been satisfied. In the event that the Master Servicer or a Servicer fails to deliver a Daily Report, the Administrative Agent may (but shall not be obligated to) apply Receivable Proceeds in accordance with this subsection 2.7 to the payment of amounts to be paid to the Participants and the Administrative Agent. The Company agrees that all Receivable Proceeds shall be applied and paid in accordance with this subsection 2.7. Any Receivable Proceeds not applied on any Business Day in accordance with this subsection 2.7 shall be retained in the Collection Account until applied in accordance with this subsection 2.7.

          (b) Prior to the commencement of an Amortization Period, the Collections, Retransfer Payments, Adjustment Payments and the other proceeds of the Pooled Property deposited in the Collection Account (collectively, "Receivable Proceeds") shall be applied by the Administrative Agent on each Business Day (in accordance with the Daily Report provided by the Master Servicer or a Servicer, upon which the Administrative Agent may conclusively rely on), as follows:

               (i) first, if such Business Day is a Settlement Date, to the payment of the Monthly Servicing Fee to the Master Servicer for the benefit of the Master Servicer and any Servicer or to a Substitute Servicer;

               (ii) second, on each Purchase Discount Amount Payment Date to the payment in arrears of accrued Purchase Discount Amounts on such Purchase Discount Amount Payment Date to the Participants in respect of the Participating Interest;

               (iii) third, to the payment of (x) the Commitment Fees and (y) any other amounts, if any, accrued and payable on such Business Day to the Administrative Agent and the Participants in respect of the Participating Interest or hereunder (including, without limitation, amounts payable under Article III);

               (iv) fourth, to retain in the Collection Account the Reserve Amount for such Business Day;

               (v)    fifth, to the payments, if any, required by subsection
     2.12 on such Business Day;

               (vi) sixth, to the payment of the Company's indemnity obligations hereunder and, then, to the Company's operating account for the payment of the operating expenses of the Company incurred or reserved for on such Business Day; provided, that the aggregate amounts paid to the
                           --------
     Company's operating account pursuant to this clause (v) shall not exceed, for any fiscal year of the Company, $250,000;

               (vii) seventh, to the Company to pay for Receivables acquired from the Sellers pursuant to the Receivables Sale Agreement in the aggregate amount specified in the applicable Daily Report; provided, that
                                                                --------
     the Company may elect to (A) retain all or any portion of such amounts in the Collection Account and (B) on the next Reduction Date, if the Company shall have given the Administrative Agent irrevocable notice in accordance with subsection 2.11(b), have all or any portion of such amounts remitted to the Participants on such Reduction Date and have the Net Investment reduced accordingly (subject to the payment by the Company of any amounts required pursuant to subsection 3.3);

               (viii) eighth, to the extent such expenses are not paid pursuant to clause (vi) above, to the Company's operating account for the payment of the operating expenses of the Company incurred or reserved for such Business Day;

               (ix) ninth, at the Company's option and subject to the terms of this Agreement and the Subordinated Note, to make payments on account of the Subordinated Note, in the aggregate amount specified in the applicable Daily Report; and

               (x) tenth, at the Company's option and subject to the terms of this Agreement, to the Company to enable the Company to make payments on account of Restricted Payments in the aggregate amount specified in the applicable Daily Report, so long as the outstanding principal amount of the Subordinated Note shall be zero at the time of such payment and all accrued interest thereon shall have been paid in full;

provided, that
--------

                              (A) in no event shall any Receivable Proceeds be distributed from the Collection Account with respect to clauses (v)-(x) above to the extent such distribution would necessitate a payment under subsection 2.12;

                              (B) in no event shall any Receivable Proceeds be distributed from the Collection Account with respect to clauses (ix) and (x) above if any Seller Repurchase Payments or Seller Adjustment Payments are owing (whether or not then due) to the Company and are unpaid;

                    (C) in no event shall any Receivable Proceeds be distributed from the Collection Account with respect to clauses
               (vii) and (viii) above (other than a distribution in accordance with the proviso in clause (vii)), if a Termination Event of a type set forth in subsection (f), (h)(ii), (i), (m) or (n) of
               Article IX (or a Potential Termination Event in respect thereof) has occurred and is continuing or would as a result of such payment; and

                    (E) in no event shall any Receivable Proceeds be distributed from the Collection Account with respect to clauses
               (ix) and (x) above if any Termination Event or a Potential Termination Event with respect to a Termination Event of a type set forth in subsection (f), (g), (h)(ii), (i), (m) or (n) of
               Article IX shall have occurred and be continuing or would occur as a result of such payment.

          (c) During any Amortization Period, all Receivable Proceeds shall be applied by the Administrative Agent on each Business Day (in accordance with the Daily Report provided by the Master Servicer or a Servicer, upon which the Administrative Agent may conclusively rely) as follows:

               (i) first, (x) to the payment of Monthly Servicing Fees of the Master Servicer or any Substitute Servicer and (y) to the payment of the reasonable operating expenses of the Company (subject to the limitations set forth in subsection 2.7(b)(vi));

               (ii) second, to the payment on the last Business Day of each week to the Participants in respect of the Participating Interest first to the payment in arrears of accrued Purchase Discount Amounts and then to the payment of the Net Investment until such time as the Net Investment and Purchase Discount Amounts thereon shall have been paid in full;

               (iii) third, after such time as the Net Investment and Purchase Discount Amounts have been paid in full to the payment to the Participants and the Administrative Agent of all other amounts (including, without limitation, amounts payable under Article III) that are payable to the Administrative Agent and its Affiliates and the Participants hereunder, until such amounts shall have been paid in full; and

               (iv) fourth, after such time as the Net Investment and Purchase Discount Amounts thereon and all other amounts that are due and payable to the Administrative Agent and the Participants shall have been paid in full, the remainder to the Company.

          (d) The Master Servicer shall as soon as possible but no later than one Business Day after receipt of any Collections and other proceeds determine whether or not they are with respect to Purchased Receivables and shall as soon as possible notify the Administrative Agent of such determination. The Administrative Agent shall as soon as possible thereafter transfer any Collections that are not with respect to Purchased Receivables from the Collection Account to the Master Servicer for payment to the applicable Person; provided, that with respect to
                                               --------
any Collections for which the Administrative Agent has not been provided such a determination by the Master Servicer by the end of the fifth Business Day from the date of receipt thereof, such Collections shall be deemed to be Collections with respect to Purchased Receivables and no other Person shall have any rights therein except to the extent provided in applicable state laws governing the laws of restitution and mistake. Notwithstanding the foregoing, during any Amortization Period, all cash collections and other proceeds received in respect of an Obligor with respect to all Receivables of such Obligor shall be applied first, to pay the outstanding principal balance of Purchased Receivables of
-----
such Obligor until Purchased Receivables with respect to such Obligor are paid in full and second, amounts in excess thereof shall be paid to the Master
            ------
Servicer for payment to the Person legally entitled thereto to pay the outstanding principal balance of all remaining Receivables with respect to such Obligor. The Master Servicer agrees that in making each such determination with respect to Collections and other proceeds, the Master Servicer represents and warrants at such time, to the best of the Master Servicer's knowledge, that such determination is true and correct.

          2.8  Payments; Pro Rata Treatment.  (a)  Subject to the terms and
               ----------------------------
conditions hereof, not later than 1:00 p.m. (New York City time) on each date on which the Participants are notified to remit payments to the Administrative Agent or as the Administrative Agent shall direct on account of any Increase in Net Investment, each Participant shall make available to the Administrative Agent or as the Administrative Agent shall direct an amount in immediately available funds equal to the amount of such remittance calculated as provided herein. The Administrative Agent shall credit the proceeds of such payments (on the date of receipt so long as the 1:00 p.m. deadline specified above is satisfied) in a timely manner in accordance with the instructions of the Company.

          (b) Unless the Administrative Agent shall have been notified in writing by any Participant prior to a Closing Date that such Participant will not make the amount which would constitute its portion of the Participating Interest or Increase in Net Investment on such date available to the Administrative Agent, the Administrative Agent may assume that such Participant has made such amount available to the Administrative Agent on such Closing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Company, a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Closing Date, such Participant shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, (ii) the amount of such Participant's portion of the Participating Interest or Increase in Net Investment and (iii) a fraction the numerator of which is the number of days that elapse from and including such Closing Date to the date on which such Participant's funds shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Participant with respect to any amounts owing under this subsection 2.8(b) shall be conclusive, absent manifest error. If such Participant's portion of the Participating Interest or Increase in Net Investment is not in fact made available to the Administrative Agent by such Participant within three Business Days of such Closing Date, the Administrative Agent shall be entitled to recover such amount with interest thereon at a per annum rate equal to the ABR, on demand, from the Company. No provision contained in this subsection 2.8(b) shall prejudice any rights of the Company against any Participant.

          (c) Except where an amount is payable to a particular Participant, all amounts payable to the Participants shall be paid to each Participant in an amount equal to such Participant's Commitment Percentage of the aggregate amount thereof payable to the Participants.

          2.9  Netting of Payments.  Anything contained in this Agreement to the
               -------------------
contrary notwithstanding, the Administrative Agent may, in its sole discretion, net any amounts the Administrative Agent is required to make available to the Company on any day pursuant to subsection 2.7(b) or any other subsection of this Agreement against any amounts the Administrative Agent is required to make available to the Participants on such day pursuant to subsection 2.7(b) or any other provision of this Agreement. At the request of any Participant, the Administrative Agent will provide an accounting of any amounts netted pursuant to the preceding sentence.

          2.10  Termination or Reduction of Commitment.  The Company may on any
                --------------------------------------
Settlement Date, upon three Business Days prior written notice to the Administrative Agent (effective upon receipt), (i) terminate the Participants' Commitments hereunder or (ii) reduce the Maximum Commitment hereunder in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Maximum Commitment may not be reduced below the Net
--------
Investment. After receipt by the Administrative Agent of any such notice from the Company, the Administrative Agent shall promptly provide a copy of such notice to each Participant. Upon any such reduction, the Commitment of each Participant shall be reduced pro rata according to the Commitment Percentage of
                             --- ----
such Participant. Upon any such termination or reduction as aforesaid, the Maximum Commitment of the Participants shall terminate or be reduced, as the case may be. Any such termination shall not in any way affect the Company's obligations under Article III hereof. Once terminated or reduced, the Commitments of the Participants cannot be reinstated unless otherwise agreed in writing by all of the Participants.

          2.11  Optional Retransfer; Reduction of Net Investment.  (a)  On any
                ------------------------------------------------
Settlement Date during the Amortization Period on which the Net Investment equals 10% or less of the Net Investment as of the first day of the Amortization Period, the Company shall have the option, exercisable upon one Business Day prior notice to the Administrative Agent (effective upon receipt), to acquire the Participants' total Participating Interest at a transfer price equal to the Net Investment plus all Purchase Discount Amounts and all accrued and unpaid fees to the date of such transfer plus any amounts payable pursuant to Article
III. After receipt by the Administrative Agent of any such notice from the Company, the Administrative Agent shall promptly provide a copy of such notice to each Participant.

          (b) The Company may, in accordance with subsection 2.7(b)(vii), reduce the Net Investment on any date (a "Reduction Date") which is a Business Day, without premium or penalty (other than amounts payable pursuant to subsection 3.3), upon at least three Business Days irrevocable notice to the Administrative Agent, in the case of reductions in the Net Investment that are part of any Fixed Tranche, and one Business Day irrevocable notice to the Administrative Agent, in the case of reductions in the Net Investment that are part of the Floating Tranche, specifying (a) the Tranches to be reduced, (b) the date and amount of such reduction and (c) if such reduction is of a combination of Fixed Tranche amounts and Floating Tranche amounts, the amount of reduction allocable to each (and, with respect to such Fixed Tranche, each Tranche thereof). Upon receipt of any such notice, the Administrative Agent will promptly notify each Participant thereof. If any such notice is given, amounts on deposit in the Collection Account shall be applied pursuant to subsection 2.7(b)(vi) on the date specified therein. Each reduction of the Net Investment pursuant to this subsection 2.11(b) shall be in an amount equal to the lesser of
(x) a whole multiple of $1,000,000 and (y) the Net Investment then outstanding.

          2.12  Mandatory Reductions in Net Investment.  (a)  On any Business
                --------------------------------------
Day during the Commitment Period on which the Net Investment exceeds the Maximum Transfer Amount (except to the extent Excess Application Amounts in respect of such excess are being held in a cash collateral account pursuant to subsection 2.12(c)), all Receivable Proceeds (after the payment of amounts pursuant to clauses (i), (ii) and (iii) of subsection 2.7(b) on such Business Day) shall be applied on such Business Day to reduce the Net Investment (and the Purchase Discount Amounts accrued on the portion thereof so repaid) in such amount as shall be necessary so that after giving effect to such payment there shall be no such excess and, to the extent such Receivable Proceeds are not sufficient to pay such excess (and the Purchase Discount Amount accrued thereon) on such Business Day, all subsequent Receivable Proceeds (after the payment of amounts pursuant to clauses (i), (ii) and (iii) of subsection 2.7(b) on such Business
Day) shall be applied to pay such excess (and the Purchase Discount Amounts accrued thereon) until so paid.

          (b) Notwithstanding anything to the contrary set forth in this Agreement, any mandatory reduction hereunder shall be applied, unless the Administrative Agent receives instructions from the Company otherwise, (i) first, to the Floating Tranche, (ii) second, to any Fixed Tranche the then-applicable Transfer Period with respect to which ends on the date of the relevant payment and (iii) third, unless otherwise directed by the Company pursuant to subsection 2.12(c), to the other Fixed Tranches as selected by the Administrative Agent in its sole discretion; provided, that, in any event, the
                                             --------
Company shall pay such amounts, if any, required by subsection 3.3.

          (c) In the event the amount of any mandatory reduction required to be made on any date pursuant to this subsection 2.12 shall exceed the aggregate of the amounts described in clauses (i) and (ii) of paragraph (b) above with respect to such date (the amount of any such excess being called the "Excess Application Amount"), the Company shall have the right to direct the Administrative Agent to, in lieu of making such reduction in full, first apply such reduction in the manner contemplated by said clauses (i) and (ii) and deposit an amount equal to the Excess Application Amount with the Administrative Agent in a cash collateral account maintained (pursuant to documentation satisfactory to the Administrative Agent) by and in the sole dominion and control of the Administrative Agent. Any amounts so deposited shall be held by the Administrative Agent and applied to the reduction of the applicable Fixed Tranches at the end of the current Transfer Period applicable thereto. On any Business Day on which (x) collected amounts remain on deposit in or to the credit of such cash collateral account after giving effect to the payments made on such day pursuant to this paragraph (c) and (y) the Company shall have delivered to the Administrative Agent a written request or a telephonic request (which shall be promptly confirmed in writing) that such remaining collected amounts be invested in the Cash Equivalents specified in such request, the Administrative Agent shall use its reasonable efforts to invest such remaining collected amounts in such Cash Equivalents; provided, that the Administrative Agent shall have continuous dominion and
--------
full control over any such investments (and over any interest that accrues thereon) to the same extent that it has dominion and control over such cash collateral account and no Cash Equivalent shall mature after the end of the Transfer Period for which it is to be applied. Unless a Termination Event or Potential Termination Event then exists or would result, the Company shall have the right to direct the Administrative Agent to withdraw any amount from such cash collateral account if (i) the applicable Fixed Tranches have been reduced to zero and the accrued Purchase Discount Amount thereon has been paid in full or (ii) the Net Investment has otherwise ceased to exceed the Maximum Transfer Amount.

          (d) All payments under this subsection 2.12 shall be subject to subsection 3.3 but otherwise without premium or penalty. All payments in reduction of the Net Investment under this subsection 2.12 shall be accompanied by the Purchase Discount Amounts on the amount being paid accrued to the date of payment.


                                  ARTICLE III

                                Increased Costs

          3.1  Alternate Determination of Purchase Discount Amounts.  If prior
               ----------------------------------------------------
to the commencement of any Transfer Period for a Fixed Tranche:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Transfer Period; or

          (b) the Administrative Agent is advised by the Required Participants that the Adjusted LIBO Rate for such Transfer Period will not adequately and fairly reflect the cost to such Participants (or Participant) of making or maintaining their Eurodollar Participating Interests (or its Eurodollar Participating Interest) included in such Fixed Tranche for such Transfer Period;

then the Administrative Agent shall give notice thereof to the Company and the Participants by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Participants that the circumstances giving rise to such notice no longer exist, (i) any request under subsection 2.5(b) that requests the conversion of any Participating Interest to, or continuation of any Participating Interest as, a Fixed Tranche shall be ineffective and (ii) if any Request for Transfer and Assignment requests a Fixed Tranche, such Participating Interest shall be made as a Floating Tranche.

          3.2  Increased Costs.  (a)  If any Change in Law shall:
               ---------------

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Participant (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

          (ii) impose on any Participant or the London interbank market any other condition affecting this Agreement or Eurodollar Participating Interests of any such Participant;

and the result of any of the foregoing shall be to increase the cost to such Participant of purchasing or maintaining any Eurodollar Participating Interests (or of maintaining its obligation to purchase any such Participating Interest) or to reduce the amount of any sum received or receivable by such Participant (whether of Net Investment, payment of Purchase Discount Amount or otherwise), then the Company will pay to such Participant such additional amount or amounts as will compensate such Participant for such additional costs incurred or reduction suffered.

          (b) If any Participant determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Participant's capital or on the capital of such Participant's holding company, if any, as a consequence of this Agreement or its obligations pursuant hereto to a level below that which such Participant or such Participant's holding company could have achieved but for such Change in Law (taking into consideration such Participant's policies and the policies of such Participant's holding company with respect to capital adequacy), then from time to time the Company will pay to such Participant such additional amount or amounts as will compensate such Participant or such Participant's holding company for any such reduction suffered.

          (c) A certificate of a Participant setting forth the amount or amounts necessary to compensate such Participant or its holding company as specified in paragraph (a) or (b) of this subsection 3.2 shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Participant the amount shown as due on any such certificate within 30 days after receipt thereof.

          (d) Failure or delay on the part of any Participant to demand compensation pursuant to this subsection 3.2 shall not constitute a waiver of such Participant's right to demand such compensation; provided, that the Company
                                                      --------
shall
not be required to compensate a Participant pursuant to this subsection 3.2 for any increased costs or reductions incurred more than six months prior to the date that such Participant notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Participant's intention to claim compensation therefor; provided, further, that, if the Change in Law
                             --------  -------
giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

          (e) Notwithstanding any other provision of this subsection 3.2, no Participant shall demand compensation for any increased cost or reduction or other amount referred to above if it shall not at the time be the general policy or practice of such Participant to demand such compensation in similar circumstances under comparable provisions of other agreements.

          3.3  Indemnity.  In the event of (a) the payment of any Net Investment
               ---------
in respect of any Eurodollar Participating Interest other than on the last day of a Transfer Period applicable thereto (including as a result of a Termination Event), (b) the conversion of any Eurodollar Participating Interest other than on the last day of the Transfer Period applicable thereto, (c) the failure to transfer, convert, continue or reduce any Participating Interest on the date specified in any notice delivered pursuant hereto or pursuant to subsection 2.12 or (d) the assignment of any Eurodollar Participating Interest other than on the last day of the Transfer Period applicable thereto as a result of a request by the Company pursuant to subsection 3.5, then, in any such event, the Company shall compensate each Participant for the loss, cost and expense attributable to such event. In the case of a Eurodollar Participating Interest, the loss to any Participant attributable to any such event shall be deemed to include an amount determined by such Participant to be equal to the excess, if any, of (i) the amount of interest that such Participant would pay for a deposit equal to the Participating Interest for the period from the date of such payment, conversion, failure or assignment to the last day of the then-current Transfer Period for such Participating Interest (or, in the case of a failure to transfer, convert or continue, the duration of the Transfer Period that would have resulted from such transfer, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Transfer Period, over (ii)
                                                                       ----
the amount of interest that such Participant would earn on such amount for such period if such Participant were to invest such amount for such period at the interest rate that would be bid by such Participant (or an affiliate of such Participant) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Participant setting forth any amount or amounts that such Participant is entitled to receive pursuant to this subsection shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Participant the amount shown as due on any such certificate within 10 days after receipt thereof.

          3.4  Taxes.  (a)  Any and all payments by or an account of any
               -----
obligation of the Company, any Servicer or the Master Servicer (each, a "Tax Indemnifying Party") hereunder shall be made free and clear of and without deduction for any

Indemnified Taxes or Other Taxes; provided, that if any Tax Indemnifying Party
                                  --------
or the Administrative Agent shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this subsection) the Administrative Agent or the relevant Participant receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Indemnifying Party shall make such deductions and (iii) the Indemnifying Party or the Administrative Agent, as the case may be, shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Company shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Company shall indemnify the Administrative Agent and each Participant, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this subsection) paid by the Administrative Agent or such Participant, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Participant or by the Administrative Agent on its own behalf or on behalf of a Participant shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Tax Indemnifying Party to a Governmental Authority, such Tax Indemnifying Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Each Foreign Participant shall deliver to the Company and the Administrative Agent two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Foreign Participant claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Foreign Participant delivers a Form W-8, an annual certificate representing that such Foreign Participant is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Foreign Participant claiming that it is entitled to a complete exemption from U.S. federal income withholding tax on all payments by the Company under this Agreement. Such forms shall be delivered by each Foreign Participant on or before the date it becomes a party to this Agreement, assuming its Participating Interest is properly classified as indebtedness for

United States federal income tax purposes. In addition, each Foreign Participant shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Participant. Each Foreign Participant shall promptly notify the Company at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Company (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this subsection 3.4,(e), a Foreign Participant shall not be required to deliver any form pursuant to this subsection 3.4(e) (i) that such Foreign Participant is not legally able to deliver or (ii) if the Participating Interests have been characterized as anything other than indebtedness for United States income tax purposes.

          (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this subsection
3.4 shall survive the termination of this Agreement.

          3.5  Mitigation Obligations; Replacement of Participants.  If any
               ---------------------------------------------------
Participant requests compensation under subsection 3.2, or if the Company is required to pay any additional amount to any Participant or any Governmental Authority for the account of any Participant pursuant to subsection 3.4, then such Participant shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the relevant Tax Indemnifying Party or to designate a different lending office for funding or booking its Participating Interest hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Participant, such filing, designation or assignment (i) would eliminate or reduce amounts payable pursuant to subsection 3.2 or 3.4, as the case may be, in the future and (ii) would not subject such Participant to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Participant. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Participant in connection with any such designation or assignment.


                                  ARTICLE IV

                                  Termination

          4.1  Termination.  This Agreement will terminate at such time after
               -----------
the expiration of the Commitment Period when the Net Investment has been reduced to zero, all Purchase Discount Amounts accrued thereon have been paid in full and all other amounts owing to the Participants and the Administrative Agent hereunder shall have been paid in full; provided, however, that the indemnities
                                        --------  -------
of the Company, the Servicers and the Master Servicer to the Participants and the Administrative Agent set forth in this Agreement (including those set forth in Article III) shall survive such termination. Upon (i) the expiration of the Commitment Period and (ii) the reduction of the Net Investment to zero and the payment in full of all Purchase Discount Amounts and all other amounts owing to the Participants and the Administrative Agent hereunder, the Administrative Agent shall, at the expense of the Company, execute such Uniform Commercial Code termination statements and such other documents, and take such other actions, as the Company may reasonably request to evidence the termination of the ownership interest of the Participants in the Receivables and the payment of all amounts owing pursuant to and in connection with this Agreement.


                                   ARTICLE V

                   Covenants, Representations and Warranties

          5.1  Representations and Warranties of the Company Relating to the
               -------------------------------------------------------------
Company.  The Company hereby represents and warrants to the Administrative Agent
-------
and the Participants, (x) as of the Commencement Date, and (y) with respect to an Increase in Net Investment, as of the related Closing Date, unless, such representation or warranty expressly relates only to a prior date, that:

          (a)  Organization; Corporate Powers.  The Company is duly organized,
               ------------------------------
validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required and has the corporate power and authority to execute, deliver and perform each of the Transaction Documents and each agreement or instrument contemplated hereby or thereby to which it is or will be a party.

          (b)  Authorization.  The Transactions are within the corporate powers
               -------------
of the Company and have been duly authorized by all necessary corporate and, if required, stockholder action.

          (c)  Enforceability.  This Agreement has been duly executed and
               --------------
delivered by the Company and constitutes, and each other Transaction Document if and when executed and delivered by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (d)  Governmental Approvals; No Conflicts.  The Transactions (a) do
               ------------------------------------
not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or its assets, or give rise to a right thereunder to require any payment to be made by the Company and (d) will not result in the creation or imposition of any Lien on any asset of the Company.

          (e)   Litigation, etc.  (i)  There are no actions, suits or
                ---------------
proceedings by or before any arbitrator or Governmental Authority pending or, to the knowledge of the Company, threatened against, the Company which (a) could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (b) that involve this Agreement or the Transactions.

          (ii) Except with respect to matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Company (a) has not failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (b) has not become subject to any Environmental Liability, (c) has not received notice of any claim with respect to any Environmental Liability or (d) does not know of any basis for any Environmental Liability.

          (f)   Compliance with Laws and Agreements.  The Company is in
                -----------------------------------
compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Termination Event or Potential Termination Event has occurred and is continuing.

          (g)   Ownership of Property; Liens.  (i)  The Company has good title
                ----------------------------
to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes.

          (ii) The Company owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (h)   Investment Company Act; Other Regulations.  (i)  The Company is
                -----------------------------------------
not an "investment company," as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

          (ii) The Company is not a "holding company," as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

          (iii) The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                                                                              22
          (iv) The assignment and transfer of the Participating Interests hereunder and the use of the proceeds thereof and the other Transactions will not violate or be inconsistent with the provisions of the Regulations of the Board, including Regulations G, T, U and X.

          (i)  Taxes.  The Company has timely filed or caused to be filed all
               -----
Tax returns which are required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it.

          (j)  Ownership; Subsidiaries.  All the issued and outstanding capital
               -----------------------
stock of the Company is owned, legally and beneficially, directly or indirectly, by WMI. The Company has no Subsidiaries.

          (k)  Pro Forma Balance Sheet.  The Company has heretofore furnished to
               -----------------------
the Administrative Agent and each of the Participants its pro forma balance sheet after giving effect to the transactions to take place on the Commencement Date. Such balance sheet (i) was prepared in good faith on the basis of reasonable assumptions and (ii) discloses all material liabilities, direct or contingent, of the Company as of the date thereof.

          (l)  No Material Adverse Change.  As of the Commencement Date, there
               --------------------------
has been no material adverse change in the business, properties, assets, operations or financial condition of the Company (after giving effect to the Transactions contemplated to occur on or prior to the Commencement Date pursuant to the Transaction Documents) since the date of the pro forma balance sheet referred to in paragraph (k) above.

          (m)  Solvency.  Both prior to and after giving effect to the
               --------
transactions occurring on the Commencement Date or each Closing Date, (i) the fair value of the assets of the Company at a fair valuation will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Company;
(ii) the present fair salable value of the property of the Company will be greater than the amount that will be required to pay the probable liability of the Company on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (iii) the Company will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and
(iv) the Company will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. For all purposes of clauses (i) through (iv) above, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. The Company does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of and amounts of cash to be payable in respect of its debt.

          (n)  Employee Benefit Plans.  No ERISA Event has occurred or is
               ----------------------
reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $40,000,000 the fair market value of the assets of all such underfunded Plans.

          (o)  Names.  The legal name of the Company is as set forth in this
               -----
Agreement. The Company has not had, nor has, any trade names, fictitious names, assumed names or "doing business as" names.

          (p)  Liabilities.  Other than, (i) the liabilities, commitments or
               -----------
obligations (whether absolute, accrued, contingent or otherwise) arising under or in respect of the Transaction Documents and (ii) immaterial amounts due and payable in the ordinary course of business of a special-purpose company, the Company does not have any liabilities, commitments or obligations (whether absolute, accrued, contingent or otherwise), whether due or to become due.

          (q)  Collection Procedures.  The Company and each Seller have in place
               ---------------------
procedures pursuant to the Policies which are either necessary or advisable to ensure the timely collection of Receivables in accordance with the Transaction Documents.

          (r)  Designated Accounts.  The Designated Banks are the only
               -------------------
institutions holding any Designated Accounts for the receipt of payments from Obligors in respect of Receivables and the Obligors have been instructed to make payments to Designated Accounts. Each Designated Account set forth in Schedule 3 to this Agreement is free and clear of any Lien other than a Lien created pursuant to this Agreement.

          (s)  Bulk Sales.  The execution, delivery and performance of this
               ----------
Agreement do not require compliance with any "bulk sales" law by the Company.

          The representations and warranties set forth in this subsection 5.1 shall survive the initial transfer of a Participating Interest and any Increase in the Net Investment. Upon discovery by the Company, any Participant or the Administrative Agent of a breach of any of the foregoing representations and warranties, the Person discovering such breach shall give prompt written notice to such other Persons.

          5.2  Representations and Warranties of the Company Relating to this
               --------------------------------------------------------------
Agreement and the Receivables.  The Company hereby represents and warrants to
-----------------------------
the Administrative Agent and the Participants, (x) as of the Commencement Date, and (y) with respect to an Increase in Net Investment, as of the related Closing Date, unless such representation or warranty expressly relates only to a prior date, that:

          (a) The Company is the sole legal and beneficial owner of such Receivables, and upon the sale of each Receivable, the Participants will become the sole legal and beneficial owner of such Receivable, free and clear of any Liens except for Permitted Liens. The Company has not sold, assigned or transferred, or granted any existing Lien on, the Receivables or any of the other Pooled Property, or any interest therein, to any Person, except the Participants hereunder.

          (b) This Agreement effects a valid transfer and assignment to the Participants of an undivided, participating ownership interest in all right, title and interest of the Company in the Receivables and the Related Property or, if this Agreement does not effect a transfer and assignment of such an ownership interest, it effects a grant of a "security interest" (as defined in the Uniform Commercial Code as in effect in the State of New
     York) in such property to the Participants, which, in the case of existing Receivables and the Related Property is enforceable upon execution and delivery of this Agreement, and which will be enforceable with respect to such Receivables and the Related Property hereafter created and the proceeds thereof upon such creation. On or prior to the initial Closing Date, all filings and other acts necessary or advisable (including but not limited to all filings and other acts necessary or advisable under the Uniform Commercial Code of each relevant jurisdiction) have been made or performed in order to grant the Participants a first priority perfected ownership interest in respect of all Receivables acquired by the Company and Related Property. On the Commencement Date and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Participants shall have a first priority perfected ownership or security interest in such property.

          (c) The offices at which the Company keeps its records concerning the Receivables either (x) are located at the addresses set forth on Schedule 2 or (y) have been reported to the Administrative Agent in accordance with the provisions of subsection 8.21 of this Agreement. The chief executive office of the Company is located at the address set forth on Schedule 2 (as such location may be changed from time to time in accordance with subsection 8.21 of this Agreement) and is the place where the Company is "located" for the purposes of Section 9-103(3)(d) of the UCC as in effect in the State of New York. The State and county where the chief executive office of the Company is "located" for the purposes of Section 9-103(3)(d) of the UCC as in effect in the State of New York has not changed in the past four months.

          (d) On the date each Receivable transferred to the Participants is so transferred, each such Receivable that is included in the calculation of the amount of Eligible Receivables on such date is an Eligible Receivable. Each Receivable that is classified by the Company as an Eligible Receivable in any document or report (including, without limitation, any Daily Report) delivered hereunder shall be a Receivable with respect to which all of the criteria contained in the definition of "Eligible Receivable" hereunder are satisfied.

          The representations and warranties set forth in this subsection 5.2 shall survive the initial transfer of a Participating Interest and any Increase in Net Investment. Upon discovery by the Company, any Participant or the Administrative Agent of a breach of any of the foregoing representations and warranties, the Person discovering such breach shall give prompt written notice to such other Persons.

          5.3  Retransfer Obligation.  (a)  In the event of any breach of any of
               ---------------------
the representations or warranties of the Company contained in subsection 5.2 in any material respects or the Company shall breach any covenant contained in
Article VIII then upon the earlier to occur of the discovery of such event by the Company, or receipt by the Company of written notice of such event given by the Administrative Agent, the outstanding Principal Amount of Eligible Receivables used to calculate the amount of Aggregate Eligible Receivables shall be reduced by the Principal Amount of Receivables as to which such representations and warranties were breached; provided, however, that (i) prior
                                              --------  -------
to the Amortization Period, to the extent that such a reduction would cause the Invested Percentage to be more than the Maximum Invested Percentage, the Company agrees to acquire such Receivables and any Related Property with respect thereto on the terms and conditions set forth in paragraph (b) below and (ii) during the Amortization Period, the Company agrees to acquire such Receivables and any Related Property with respect thereto on the terms and conditions set forth in paragraph (b) below.

          (b) If any breach of a representation or warranty or other event which necessitates the Company's reacquisition of a Receivable pursuant to paragraph (a) above remains uncured, the Company shall acquire such Receivable and any Related Property with respect thereto by depositing into the Collection Account in immediately available funds no later than the fifth Business Day after discovery or notice of such breach, an amount equal to (i) prior to an Amortization Period, the lesser of (A) the amount necessary to cause the Invested Percentage to equal the Maximum Invested Percentage and (B) the Principal Amount of such Receivable or (ii) during an Amortization Period, the Principal Amount of such Receivables (a payment pursuant to clause (ii), a "Retransfer Payment"). Upon deposit of the Retransfer Payment and written notice from the Company to the Administrative Agent that such Retransfer Payment has been made, the Participants shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to the Company, free and clear of any Lien created by the Participants but otherwise without recourse, representation or warranty, all the right, title and interest of the Participants in and to such Receivable, all Related Property with respect thereto, all monies due or to become due with respect thereto and all proceeds thereof and such reacquired Receivable shall be treated by the Participants as collected in full as of the date on which it was transferred. The Administrative Agent shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Company to effect the conveyance of such Receivables pursuant to this subsection
5.3 and Collections relating thereto.

          5.4  Obligations Unaffected.  The obligations of the Company to the
               ----------------------
Administrative Agent and the Participants under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable or any transfer and assignment of a Receivable.

                                  ARTICLE VI

              Conditions to Effectiveness/Transfers/Reinvestments

          6.1  Commencement Date.  This Agreement shall become effective on the
               -----------------
date (the "Commencement Date") on which each of the following conditions precedent are either (x) satisfied or (y) waived by the Required Participants:

          (a) The Company, each Servicer and the Master Servicer shall have delivered to the Administrative Agent, with a copy for each Participant,
     (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of such Person, certified as of a recent date by the Secretary of State of the state of incorporation thereof, and such certificate or articles shall be in form and substance satisfactory to the Administrative Agent, and a certificate as to the good standing of such Person as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary or other authorized person of such Person dated the Commencement Date and certifying (A) that attached thereto is a true and complete copy of the Bylaws of such Person as in effect on the Commencement Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions in form and substance satisfactory to the Administrative Agent and duly adopted by the Board of Directors of such Person authorizing the execution, delivery and performance of the Transaction Documents to which such Person is a party and the transactions contemplated thereby, and that such resolutions have not been modified, rescinded or amended and are in full force and effect,
     (C) that the certificate or articles of incorporation of such Person has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Transaction Document or any other document delivered in connection herewith or therewith on behalf of such Person; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or other authorized person executing the certificate pursuant to clause (ii) above.

          (b) There shall have been delivered to the Administrative Agent, with a copy for each Participant, the written opinions of (i) Winston & Strawn, special counsel for the Company, the Servicers and the Master Servicer, in form and substance satisfactory to the Administrative Agent with respect to the treatment of the sales under the Receivables Sale Agreement as a "true sale", the non-substantive consolidation of the Master Servicer and its Affiliates and the Company, certain other corporate matters, the enforceability of this Agreement and the other Transaction Documents and the creation, perfection and priority of "security interests" in Receivables under New York and Illinois law and (ii) Herbert A. Getz, Esq., general counsel of Waste Management, Inc., in form and substance satisfactory to the Administrative Agent with respect to certain corporate matters, in each case addressed to the Administrative Agent and the Participants, dated the Commencement Date, and such additional opinions, if any, as may be reasonably requested by the Administrative Agent.

          (c) Any documents (including, without limitation, financing statements) required to be filed in order to create, in favor of the Administrative Agent, a perfected ownership/security interest in the Pooled Property with respect to which an ownership/security interest may be perfected by a filing under the UCC or other comparable statute, shall, in each case, have been properly prepared and executed for immediate filing in each office in each jurisdiction in which the Company maintains its principal executive office and such filings are the only filings required in order to perfect the transfer of the Receivables to the Participants.

          (d) The Administrative Agent shall have received a certificate from the Company, dated the Commencement Date and signed by one of its Responsible Officers, in form and substance satisfactory to the Administrative Agent, confirming compliance with the conditions precedent set forth in this subsection 6.1.

          (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Commencement Date.

          (f) The Administrative Agent shall have received (i) a copy of the Receivables Sale Agreement, duly executed on behalf of WMI, each of the Sellers and the Company, (ii) a copy of the Receivables Sale Agreement Guarantee, duly executed by the Seller Guarantors, and (iii) a copy of the Subordinated Note, duly executed by the Company for the benefit of WMI as agent for each of the Sellers.

          (g) A Responsible Officer of the Company shall have certified that all conditions to the obligations of the Company and each of the Sellers under the Receivables Sale Agreement shall have been satisfied in all respects (or waived by the Administrative Agent) and a copy of all documents delivered thereunder shall be delivered to the Administrative Agent.

          (h) The Administrative Agent shall have received, as certified by a Responsible Officer of the Company, copies of (i) the written Policies, or, to the extent that the credit and collection policies of the Sellers are not in written form at the Commencement Date, a written description of the historical credit and collection practices of the Sellers and proposed practices for the Company, in each case in form and substance acceptable to the Administrative Agent and (ii) the Company Policies and such policies shall be acceptable to the Administrative Agent.

          (i) The Administrative Agent shall have reviewed the computer programs, material tapes, data and back-up plans of the Sellers required for the collection of Receivables and shall be satisfied that the foregoing, including the procedures of the Sellers for the preparation, storage and retrieval thereof, are sufficient upon the termination of the Master Servicer or any Servicer that is an Affiliate of the Company to permit (i) the Company or the Administrative Agent to collect the Receivables with or without the participation of the Sellers or any servicer and (ii) a third-party servicer to collect the Receivables with or without the participation of the Sellers or the Company.

          (j) The composition of the Company's Board of Directors (including the independent director) shall be reasonably acceptable to the Administrative Agent.

          (k) The Administrative Agent shall have received (i) the pro forma opening balance sheet for the Company referred to in subsection 5.1(l) and
     (ii) the consolidated financial statements of the Master Servicer referred to in subsection 12.6(s).

          (l) The Administrative Agent shall have received a certificate dated the Commencement Date and signed by a Responsible Officer of the Company, substantially in the form of Exhibit E, to the effect that the Company will be solvent after giving effect to the transactions occurring on the Commencement Date.

          (m) The Administrative Agent (i) shall have received evidence reasonably satisfactory to it that the Designated Accounts, the Concentration Account, the SPC Collection Account and the Collection Account shall have been established in accordance with the terms and provisions hereof, and (ii) shall otherwise be satisfied with the arrangements for collection of the Receivables pursuant hereto, including the establishment of standing instructions regarding the transfer of funds to the Concentration Account.

          (n) The Initial Sellers shall have commenced selling Receivables to the Company.

Upon request, Participants may receive copies of the items delivered to the Administrative Agent in accordance with Subsection 6.1.

          6.2  Condition to each Increase in Net Investment.  The obligations of
               --------------------------------------------
the Participants to acquire the Participating Interest or increase the Net Investment on any Closing Date are subject to the conditions that:

          (a) no Termination Event or Potential Termination Event shall have occurred and then be continuing, and no such Termination Event or Potential Termination Event shall occur as a result of the proposed acquisition or Increase in Net Investment on such Closing Date;

          (b)  the representations and warranties of the Company set forth in
     Article V shall be true and correct in all material respects on and as of such Closing Date as though made on and as of such date, except insofar as such representations and warranties are expressly made only as of another date (in which case they shall be true and correct in all material respects as of such other date);

          (c) the representations and warranties of the Sellers set forth in subsection 4.1 (other than subsection 4.1(f)(1)) in the Receivables Sale Agreement, as though made on and as of such date, except insofar as such representations and warranties are expressly made only as of another date (in which case they shall be true and correct in all material respects as of such other date);

          (d) the representations and warranties of the Servicers and the Master Servicer set forth in Article XII (other than subsection 12.6(d)(i) and 12.6(r)(iii) shall be true and correct in all material respects on and as of such Closing Date as though made on and as of such date, except insofar as such representations and warranties are expressly made only as of another date (in which case they shall be true and correct in all material respects as of such other date);

          (e) the Company or the Master Servicer shall have delivered a Daily Report on such date and such Daily Report shall demonstrate that after giving effect to such acquisition or increase the Net Investment of the Participants shall not exceed the Maximum Transfer Amount on such date; and

          (f) the Administrative Agent shall have timely received all notices, statements and certificates relating to such Closing Date required by subsections 2.3 and 12.5.

Each acquisition or Increase in Net Investment on any Closing Date shall constitute a representation and warranty by the Company that the conditions to the transfer thereof on such Closing Date, as the case may be, have been satisfied.

                                  ARTICLE VII

                             Affirmative Covenants

          The Company hereby agrees that, unless and until this Agreement is terminated pursuant to subsection 4.1, the Company shall:

          7.1  Financial Statements.  Furnish to each Participant as soon as
               --------------------
          available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited balance sheet of the Company as at the end of such quarter and the related unaudited statements of income and retained earnings and cash flows of the Company for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case, with respect to any such financial statements covering any fiscal quarter commencing after the first anniversary of the Commencement Date, in comparative form the figures for the corresponding quarter and portion of the previous year, certified by a Responsible Officer of the Company as being fairly stated in all material respects (subject to normal year-end audit adjustments) all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein).

          7.2  Certificates; Other Information.  Furnish to each Participant, or
               -------------------------------
in the case of paragraph (d), the Administrative Agent:

          (a) Concurrently with the delivery of the financial statements referred to in subsection 7.1, a certificate of a Responsible Officer of the Company stating that, to the best of such Responsible Officer's knowledge, the Company during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Transaction Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Termination Event or Potential Termination Event, except as specified in such certificate; and

          (b) Promptly, such additional financial and other information as any Participant may from time to time reasonably request by written notice to the Company (through the Administrative Agent).

          (c) Promptly upon receipt, but in no event later than 30 days after the Commencement Date, evidence reasonably satisfactory to the Administrative Agent of each filing, registration or recordation required under subsection 6.1(c) of this Agreement and subsection 3.1(b)(v) of the Receivables Sale Agreement and evidence reasonably satisfactory to the Administrative Agent of the payment of any necessary fee, tax or expense relating thereto.

          (d) Not later than 30 days after the Commencement Date, written opinions of local counsel reasonably acceptable to the Administrative Agent in states (other than Illinois and New York) in which any Category A Seller conducts the majority of its business and any other state in which more than 10% of the revenue of all Sellers during the first eleven months of 1997 arose, covering the perfection and priority of "security interests" in Receivables, in each case addressed to the Administrative Agent and the Participants and in form and substance satisfactory to the Administrative Agent.

          (e) Not later than 10 days after the merger or consolidation of any Category A Seller with and into another Seller which is not a Category A Seller, or any merger or consolidation of Sellers which create a Seller similar in size to the original Category A Sellers, and without duplication of opinions delivered pursuant to paragraph (d) above, written opinions of local counsel reasonably acceptable to the Administrative Agent in states in which any such surviving corporation conducts the majority of its business covering the perfection and priority of "security interests" in Receivables, in each case addressed to the Administrative Agent and the Participants and in form and substance satisfactory to the Administrative Agent.

          (f) Not later than 60 days after the Commencement Date, with respect to each Category A Seller and Category B Seller, tax and judgment lien searches in jurisdictions reasonably requested by the Administrative Agent.

          7.3  Existence; Businesses and Properties; Insurance; Receivables.
               ------------------------------------------------------------
(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

          (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times.

          (c) Keep its insurable properties insured (including through self-insurance) at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other insurance, of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses; and maintain such other insurance as may be required by law.

          (d) Defend the right, title and interest of the Participants in, to and under the Receivables and the other Pooled Property, whether now existing or hereafter created, against all claims of third parties claiming through or under the Company, the Sellers, the Master Servicer or the Servicers.

          (e) Duly fulfill all material obligations on its part to be fulfilled under or in connection with each Receivable and do nothing that could reasonably be expected to impair the rights of the Participants in any Receivable.

          7.4  Payment of Obligations.  Pay its obligations including Tax
               ----------------------
Liabilities, that if not paid could result in a Material Adverse Effect before the same shall become delinquent or in default except where (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings, (b) the Company shall set aside on its books adequate reserves as required in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          7.5  Inspection of Property; Books and Records; Discussions.  Maintain
               ------------------------------------------------------
all financial records in accordance with GAAP and permit any Persons designated by the Administrative Agent (or, during the continuance of any Termination Event, any Participant) to visit and inspect the financial records and the properties of the Company at reasonable times, upon reasonable notice and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any Persons designated by the Administrative Agent (or, during the continuance of any Termination Event, any Participant) to discuss the affairs, finances and condition of the Company with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

          7.6  Notices.  Promptly give notice to the Administrative Agent and
               -------
each Participant of:

          (a) the occurrence of any Termination Event, Potential Termination Event, Servicer Default or Servicer Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

          (b) any Lien not permitted by subsection 8.3 on any Receivable or any other Pooled Property other than the conveyances and Liens hereunder and under the Receivables Sale Agreement;

          (c) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Company in respect of which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

          (d) any development known to a Responsible Officer of the Company that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect.

          7.7  Net Worth.  Maintain at all times a consolidated net worth, as
               ---------
determined in accordance with GAAP, of at least the Minimum Equity Amount.

          7.8  Use of Proceeds.  The Company shall use the proceeds of the
               ---------------
initial transfer and assignment of the Participating Interest and of any Increases in Net Investment (a) to acquire Receivables from the Sellers pursuant to the Receivables

Sale Agreement in an amount not to exceed the aggregate amount specified in the applicable Daily Report, (b) to pay operating expenses of the Company, (c) to make payments on account of the Subordinated Note in the aggregate amount specified in the applicable Daily Report, and (d) to make payments on account of Restricted Payments in the aggregate amount specified in the applicable Daily Report in each case subject to the priority, restrictions and limitations set forth in subsection 2.7(b) as if such proceeds constituted Receivable Proceeds.

          7.9  Separate Corporate Existence.  The Company shall:
               ----------------------------

          (a) maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions and ensure that the funds of the Company will not be diverted to any other Person or for other than corporate uses of the Company, nor will such funds be commingled with the funds of any Seller or any other Subsidiary or Affiliate of any Seller; provided, that notwithstanding the foregoing, Collections in respect of
     --------
     Purchased Receivables and Receivables may be deposited into the Designated Accounts and the Concentration Account;

          (b) to the extent that it shares the same officers or other employees as any of its stockholders or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

          (c) to the extent that it jointly contracts with any of its stockholders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Company contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods or services are provided, and each such entity shall bear its fair share of such costs. All material transactions between the Company and any of its Affiliates, whether currently existing or hereafter entered into, shall be only on an arm's length basis, it being understood and agreed that the transactions contemplated in the Transaction Documents meet the requirements of this clause (c);

          (d) maintain a principal executive office at a separate address from the address of WMI and its Affiliates; provided, that segregated offices in
                                            --------
     the same building shall constitute separate addresses for purposes of this clause (d). To the extent that the Company and any of its stockholders or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

          (e) issue separate financial statements prepared not less frequently than quarterly and prepared in accordance with GAAP;

          (f) conduct its affairs in its own name and strictly in accordance with its articles of incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

          (g) not assume or guarantee any of the liabilities of any Seller, any Servicer or any Affiliate of any thereof; and

          (h) take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (x) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct in all material respects with respect to the Company and (y) comply with those procedures described in such provisions which are applicable to the Company.

          7.10  Facility Rating.  Promptly upon request of the Administrative
                ---------------
Agent, at the expense of the Company, cause the receivables purchase facility created by this Agreement to be rated by S&P or another nationally recognized rating agency designated by the Administrative Agent.

          7.11  Purchase of Receivables.  Purchase Receivables solely pursuant
                -----------------------
to (i) the Receivables Sale Agreement or (ii) this Agreement.

          7.12  Delivery of Collections.  In the event that the Company receives
                -----------------------
Collections directly from Obligors, deposit such Collections into the Concentration Account or the Collection Account within one Business Day after receipt thereof by the Company.


                                 ARTICLE VIII

                              Negative Covenants

          The Company hereby agrees that, unless and until this Agreement is terminated pursuant to subsection 4.1, the Company shall not directly or indirectly:

          8.1  Accounting of Transfers.  Prepare any financial statements which
               -----------------------
shall account for the transactions contemplated hereby (other than capital contributions contemplated hereby) in any manner other than as sales of participating interests in the Purchased Receivables by the Company to the Participants or in any other respect account for or treat the transactions contemplated hereby (including for financial accounting purposes, except as required by law) (other than capital contributions and loans from Affiliates contemplated hereby) in any manner other than as assignments and transfers of participating interests in the Purchased Receivables by the Company to the Participants; provided, however, that this subsection 8.1 shall not apply for
              --------  -------
any tax or tax accounting purposes.

          8.2  Limitation on Indebtedness.  Create, incur, assume or suffer to
               --------------------------
exist any Indebtedness, except: (a) Indebtedness evidenced by the Subordinated Note; (b) Indebtedness representing fees, expenses and indemnities payable pursuant to and in accordance with the Transaction Documents; and (c) Indebtedness for services supplied or furnished to the Company in an amount not to exceed $100,000 at any time outstanding; provided, that any Indebtedness
                                            --------
permitted hereunder and described in clauses (a) and (c) shall be payable by the Company solely from funds available to the Company which are not otherwise needed to be applied to the payment of any amounts by the Company hereunder and shall be non-recourse other than with respect to proceeds in excess of the proceeds needed to be so applied.

          8.3  Limitation on Liens.  Create, incur, assume or suffer to exist
               -------------------
any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for Permitted Liens.

          8.4  Limitation on Guarantees.  Become or remain liable, directly or
               ------------------------
contingently, in connection with any Indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise, except in connection with indemnification obligations of the Company to the limited extent provided in the Company's articles of incorporation and by-laws; provided, that any such indemnification shall be paid
                           --------
solely from funds available to the Company which are not otherwise needed to be applied to the payment of any amounts hereunder, shall be non-recourse other than with respect to proceeds in excess of the proceeds necessary to make such payment, and shall not constitute a claim against the Company to the extent that insufficient proceeds exist to make such payment.

          8.5  Limitation on Fundamental Changes.  Enter into any merger,
               ---------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or make any material change in its present method of conducting business or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, other than the assignments and transfers to the Participants contemplated hereby.

          8.6  Limitation on Sale of Assets.  Convey, sell, lease, assign,
               ----------------------------
transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, other than (a) the assignments and transfers contemplated hereby and (b) sales or other dispositions of property with an aggregate book value not exceeding $10,000 in any period of twelve consecutive fiscal months.

          8.7  Limitation on Dividends and Payments on Subordinated Note.
               ---------------------------------------------------------
Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Company, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), or make, directly or indirectly, payments in any form in respect of the Subordinated Note except that, so long as no breach of subsection 7.7, no Termination Event or Potential Termination Event with respect to a Termination Event set forth in subsection
(f), (g), (h)(ii), (i), (m) or (n) of Article IX shall have occurred and be continuing or would result therefrom and the Amortization Period has not commenced, the Company may (a) make payments on the Subordinated Note and (b) make Restricted Payments, each pursuant to subsection 2.7; provided, however,
                                                           --------  -------
such Restricted Payment are made no more frequently than on a weekly basis and is effected in accordance with all corporate and legal formalities applicable to the Company, all such payments made on any date shall be paid solely from funds available to the Company which are not otherwise needed to be applied to the payment of any amounts hereunder.

          8.8  Business of the Company.  Engage at any time in any business or
               -----------------------
business activity other than the acquisition of Receivables pursuant to the Receivables Sale Agreement, the assignments and transfers hereunder and the other transactions contemplated by the Transaction Documents, and any activity incidental to the foregoing and necessary or convenient to accomplish the foregoing, or enter into or be a party to any agreement or instrument other than in connection with the foregoing.

          8.9  Limitation on Investments, Loans and Advances.  Make any advance,
               ---------------------------------------------
loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except for the Receivables and the other Pooled Property.

          8.10 Limitation on Sales and Leasebacks.  Enter into any arrangement
               ----------------------------------
with any Person providing for the leasing by the Company of real or personal property which has been or is to be sold or transferred by the Company to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company.

          8.11  Transactions with Affiliates.  Sell or transfer any property or
                ----------------------------
assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates except as expressly contemplated by the Transaction Documents.

          8.12  Capital Stock.  Issue any Capital Stock to any Person or permit
                -------------
any of its Capital Stock to be transferred to any Person.

          8.13  Amendments.  Amend (or permit to be amended) its Certificate of
                ----------
Incorporation.

          8.14  Receivables Sale Agreement, etc.  Amend, supplement or otherwise
                --------------------------------
modify (or permit to be amended, supplemented or otherwise modified) any material provision of the Receivables Sale Agreement or any of the other Transaction Documents or give any consent, waiver or notice to any Seller thereunder or other party or parties thereto without the consent of the Administrative Agent and the Required Participants.

          8.15  Policies.  Amend, supplement or otherwise modify in any material
                --------
respect (or permit to be amended, supplemented or otherwise modified in any material respect) the Policies or the Company Policies or vary the implementation of the Policies or the Company Policies other than (a) with the consent of the Required Participants and (b) changes that are required by applicable law; provided, that material changes to the Policies and the Company
                --------
Policies shall include, without limitation, changes to the timing of Defaulted Receivables and changes to the creditworthiness criteria used in determining whether to extend credit to a Person and in determining the amount of such credit to extend.

          8.16  No Powers of Attorney.  Grant any powers of attorney to any
                ---------------------
Person for any purposes except (a) for the purpose of permitting any Person to perform any ministerial functions on behalf of the Company that are not prohibited by or inconsistent with the terms of the Transaction Documents; (b) to the Administrative Agent in connection herewith; or (c) as expressly permitted by the Transaction Documents.

          8.17  Receivables Not to Be Evidenced by Promissory Notes.  Take any
                ---------------------------------------------------
action to cause any Receivable to be evidenced by any "instrument" (as defined in the UCC as in effect in any state in which the Company's or the applicable Seller's chief executive office or books and records relating to such Receivable are located), except in connection with its enforcement or collection of an Aged Receivable.

          8.18  Ownership of Assets and Property.  Own or lease any material
                --------------------------------
tangible assets other than as expressly contemplated pursuant to the terms of this Agreement and the other Transaction Documents, or own or lease any facilities or incur, create, assume or permit to exist any lease obligations other leases of office space, equipment or other facilities for use by the Company in its ordinary course of business, employment agreements, service agreements, agreements relating to shared employees and the other Transaction Documents and agreements necessary to perform its obligations under the Transaction Documents.

employees and the other Transaction Documents and agreements necessary to perform its obligations under the Transaction Documents.

          8.19  Rescission or Cancellation.  Rescind or cancel any Receivable or
                --------------------------
modify or extend any term or provision of any thereof without the prior written consent of the Required Participants, except (a) in the ordinary course of its business and consistent with the Policies and the Company Policies or (b) as required by any Requirement of Law; provided, that the Company may cause
                                    --------
Receivables to become Defaulted Receivables and may allow Sellers to make Adjustments in accordance with subsection 2.5 of the Receivables Sale Agreement.

          8.20  Ineligible Receivables.  Without the prior written approval of
                ----------------------
the Required Participants, take any action to cause, or which would permit, an Eligible Receivable to cease to be an Eligible Receivable, except as otherwise expressly provided for in this Agreement.

          8.21  Offices.  (a)  Move outside the state where such office is now
                -------
located the location of its chief executive office or of any of the offices where it keeps its records with respect to the Receivables without (i) 30 days' prior written notice to the Administrative Agent and (ii) taking all actions reasonably requested by the Administrative Agent (including but not limited to all filings and other acts necessary or advisable under the Uniform Commercial Code of each relevant jurisdiction) in order to continue the Participants' first priority perfected ownership interest in all Receivables now owned or hereafter created or (b) fail to give the Administrative Agent prompt notice of a change within the state where such office is now located of the location of its chief executive office or any office where it keeps its records with respect to the Receivables; provided, however, that the Company shall not change the location
             --------  -------
of its chief executive office to outside of the United States, or to a state which is within the Tenth Circuit unless it delivers an Opinion of Counsel reasonably acceptable to the Administrative Agent to the effect that Octagon Gas
                                                                     -----------
Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993) is no longer controlling
-----------------------
precedent in the Tenth Circuit.

          8.22  Change in Name.  Change its name, identity or corporate
                --------------
structure in any manner which would or might make any financing statement or continuation statement (or other similar instrument) filed in accordance herewith seriously misleading within the meaning of Section 9-402(7) of the UCC as in effect in any applicable jurisdiction in which UCC filings have been made without 30 days' prior written notice to the Administrative Agent.

          8.23  Addition of Sellers.  Agree to the addition of any Subsidiary as
                -------------------
an additional Seller pursuant to subsection 9.14 of the Receivables Sale Agreement unless the Administrative Agent and the Required Participants have approved such addition in writing.

          8.24  Operating Expenses.  Incur or otherwise become liable for
                ------------------
operating expenses other than expenses for office space, equipment, personnel, office supplies, computer time, services of third party professionals and other reasonable overhead expenses.


                                  ARTICLE IX

                             Events of Termination

          If any of the following events (herein called "Termination Events") shall have occurred and be continuing:

          (a) the Company shall fail to deliver any Daily Report or any Settlement Statement conforming in all material respects to the requirements of subsection 12.5 and such failure shall continue for two consecutive Business Days; provided, that if a Force Majeure Delay shall
                                --------
     have occurred with respect to any Servicer or the Master Servicer, the failure of the Company to deliver any Daily Report or Settlement Statement, shall not, in either case, constitute a Termination Event unless such failure continues for longer than the lesser of (x) ten consecutive Business Days and (y) the length of such Force Majeure Delay;

          (b) the Company shall fail to pay, or the Participants or the Administrative Agent shall not be paid, any amount (i) required to be paid hereunder in respect of reduction of the Net Investment when required to be paid or (ii) required to be paid in respect of Purchase Discount Amounts, any other amounts payable to the Participants or Administrative Agent or any payment reflected in any Daily Report or Settlement Statement as being required to be made by the Company, in any case, with respect to this clause (ii), within five Business Days after the date when required to be paid;

          (c) default shall be made in the due observance or performance by the Company of any covenant, condition or agreement contained in subsection 7.7 or Article VIII;

          (d) the Company shall fail to observe or perform any covenant or agreement applicable to it contained herein (other than as specified in paragraph (a), (b) or (c) of this Article IX); provided, that no such
                                                    --------
     failure shall constitute a Termination Event under this paragraph (d) unless such failure shall continue unremedied for a period of 30 consecutive days after notice thereof from the Administrative Agent or the Required Participants to the Company;

          (e) any representation, warranty, certification or statement made or deemed made by the Company in this Agreement or in any Settlement Statement or other certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been false or misleading in any material respect on or as of the date made or deemed made; provided,
                                                                    --------
     that a Termination Event shall not be deemed to have occurred under this paragraph (e) based upon a breach of a representation or warranty contained in subsection 5.2 if the Company shall have complied with the provisions of subsection 5.3(b) in respect thereof;

          (f) (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (A) liquidation, reorganization or other relief in respect of the Company or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; (ii) the Company shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (f)(i) of this subsection, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of its assets,
     (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any action for the purpose of effecting any of the fore going; or (iii) the Company shall become unable, admit in writing or fail generally to pay its debts as they become due;

          (g) any event or condition occurs that results in any Material Indebtedness of WMI or any Subsidiary of WMI or the Credit Facility becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, but subject to the expiration of any stated grace period) the holder or holders of any Material Indebtedness or the Credit Facility or any trustee or agent on its or their behalf to cause any Material Indebtedness or the Credit Facility to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, or to terminate any commitment associated therewith, prior to its scheduled maturity or termination date; provided, that this clause (g) shall not
                                   --------
     apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) (i) an ERISA Event shall have occurred that, in the opinion of the Required Participants, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or (ii) a notice of Lien shall have been filed by the PBGC against the Company under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which Section 412(n) of the Code or Section 302(f) of ERISA applies unless there shall have been delivered to the Administrative Agent proof of release of such Lien;

          (i) a Federal tax notice of Lien, in an amount equal to or greater than $1,000,000, shall have been filed against the Company unless the Company shall have delivered to the Administrative Agent proof of release of such Lien or against the Master Servicer unless the Master Servicer shall have set aside on its books adequate reserves or there shall have been delivered to the Administrative Agent proof of release of such Lien;

          (j)  there shall have occurred a Change in Control;

          (k) (i) one or more judgments for the payment of money in an aggregate amount in excess of $100,000 shall be rendered against the Company and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company to enforce any such judgment; or (ii) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against WMI or any Subsidiary of WMI or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of WMI or any Subsidiary of WMI to enforce any such judgment; or

          (l) any material provision of the Transaction Documents shall not be in full force and effect, enforceable in accordance with its terms, or the Company, a Seller or the Master Servicer, or any Affiliate of any of the foregoing, shall so assert in writing;

          (m) the Participating Interest shall for any reason cease to be a valid and perfected first priority undivided ownership interest in the Receivables;

          (n) the Company shall have become an "investment company" under the Investment Company Act of 1940;

          (o) one or more Purchase Termination Events shall have occurred and be continuing or an Early Termination shall have occurred, in each case with respect to Sellers which in the aggregate generated more than 10% of the aggregate revenues of all Sellers during the immediately preceding Settlement Period;

          (p) the Company shall fail to pay the Purchase Price for any newly created Receivable when due pursuant to subsection 2.3 of the Receivables Sale Agreement (including, without limitation, by application of any restrictions in such subsection); provided that no such failure shall
                                       --------
     constitute a Termination Event under this paragraph (p) unless such failure shall continue for five consecutive Business Days;

          (q) a Servicer Event of Default shall have occurred and be continuing; or

          (r) the Net Investment exceeds the Maximum Transfer Amount on the second Business Day following any Settlement Date, after giving effect to the calculation of the Maximum Invested Percentage on such Settlement Date, and after application of Collections and all other payments and amounts to reduce the Net Investment to and including such second Business Day (except to the extent Excess Application Amounts in respect of such excess are being held in a cash collateral account pursuant to subsection 2.12(c));

then, (x) if such event is (I) a Termination Event described in paragraph (f) (other than clause (iii) thereof) above or (II) a Termination Event described in paragraph (q) above resulting from a Purchase Termination Event described in paragraph (e) of subsection 12.11, automatically the Commitments and the Commitment Period shall thereupon terminate without notice of any kind, which is hereby waived by the Company and (y) if such event is any other Termination Event, so long as such Termination Event shall be continuing, the Administrative Agent may, with the consent of the Required Participants, and shall, upon the request of the Required Participants, by notice to the Company terminate the Commitments and the Commitment Period.

          In addition, in the event of (i) the occurrence of a Termination Event described in paragraph (f) above or (ii) the Net Investment has not been reduced to zero within six months after the termination of the Commitments and the Commitment Period, the Administrative Agent shall proceed to sell, dispose of, or otherwise liquidate the Receivable and the Related Property in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids and Administrative Agent shall proceed to consummate the sale, liquidation or disposition of the Receivables and the Related Property as provided above with the highest bidder for the Receivables and the Related Property. The Company or any of its Affiliates shall be permitted to bid for the Receivables and the Related Property. In addition, the Company or any of its Affiliates shall have the right to match any bid by a third person and be granted the right to purchase the Receivables and Related Property at such matched bid price. All reasonable costs and expenses incurred by the Administrative Agent in such sale shall be reimburse to the Administrative Agent as provided herein. The proceeds from the sale, disposition or liquidation of the Receivables shall be treated as Collections on the Receivables and such proceeds shall be applied in accordance with subsection 2.7.


                                   ARTICLE X

                           The Administrative Agent

          10.1  Appointment.  Each Participant hereby irrevocably designates and
                -----------
appoints the Administrative Agent as the agent of such Participant under this Agreement and each Participant irrevocably authorizes the Administrative Agent, as the agent for such Participant, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto, including, but not limited to, the signing by the Administrative Agent, as agent for the Participants, of any financing statements related to the Receivables. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Participant, the Company, any Servicer or the Master Servicer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

          10.2  Delegation of Duties.  The Administrative Agent may perform any
                --------------------
and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the succeeding paragraphs shall apply to any such sub-agent and to the Affiliates of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Participating Interests provided for herein as well as activities as Administrative Agent.

          10.3  Exculpatory Provisions.  Neither the Administrative Agent nor
                ----------------------
any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action (including, without limitation, any action under subsection 2.7 hereof) lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the transactions contemplated hereby or thereby (except for its or such Person's own gross negligence or willful misconduct), (ii) responsible in any manner to any party hereto for any recitals, statements, representations or warranties made by the Company, any Servicer, the Master Servicer or any of the Participants or any officer thereof contained in this Agreement, or in any certificate, report, statement or other document (including, without limitation, any Daily Report or Settlement Statement) referred to or provided for in, or received by the Administrative Agent under or in connection with this Agreement or the transactions contemplated hereby or thereby or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or
(iii) for any failure of the Company, any Servicer, the Master Servicer, or any of the Participants to perform their respective obligations hereunder. The Administrative Agent shall not be under any obligation to any party hereto to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or to inspect the properties, books or records of the Company, any Servicer, the Master Servicer or any of the Participants.

          10.4  Reliance By the Administrative Agent.  The Administrative Agent
                ------------------------------------
shall be entitled to rely, and shall be fully protected in relying, upon any writing, (including, without limitation, any Daily Report or Settlement Statement) resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Participants and counsel to the Company, any Servicer or the Master Servicer), independent accountants and other experts selected by the Administrative Agent, as the case may be. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Participants as it deems appropriate or it shall first be indemnified to its satisfaction by the Participants against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Participants entitled to give such a request hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Participants.

          10.5  Notice of Default or Termination Event.  The Administrative
                --------------------------------------
Agent shall not be deemed to have knowledge or notice of the occurrence of any default or Termination Event hereunder unless the Administrative Agent has received notice from a Participant, the Company, any Servicer or the Master Servicer referring to this Agreement, describing such default or Termination Event and stating that such notice is a "notice of default" or a "notice of Termination Event", as the case may be. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give promptly notice thereof to the Participants and to the Company. The Administrative Agent shall take such action with respect to such default or Termination Event as shall be reasonably directed by the Required Participants; provided, that unless
                                                           --------
and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to), subject to the terms hereof, take such action, or refrain from taking such action, with respect to such default or Termination Event as it shall deem advisable in the best interests of the Participants.

          10.6  Non-Reliance on the Administrative Agent and Other Participants.
                ---------------------------------------------------------------
Each Participant hereby expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company, any Servicer or the Master Servicer, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Participant. Each Participant hereby represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Participant, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property and financial and other condition and creditworthiness of the Company, the Servicers and the Master Servicer and made its own decision to acquire a Participating Interest hereunder and enter into this Agreement. Each Participant hereby also represents that it will, independently and without reliance upon the Administrative Agent or any other Participant, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property and financial and other condition and creditworthiness of the Company, the Servicers and the Master Servicer. Except for notices, reports and other documents expressly required to be furnished to the Participants by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Participant with any information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company, any Servicer or the Master Servicer which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          10.7  Indemnification.  Each Participant hereby agrees to indemnify
                ---------------
the Administrative Agent in its capacity as such (to the extent not reimbursed by the Company or the Master Servicer and without limiting the obligation of the Company and the Master Servicer to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection 10.7, from and against any and all subsection 11.3(b)(i) Indemnified Liabilities which may at any time (including without limitation at any time following the termination of the commitment of the Participants to increase their Participating Interest hereunder) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided,
                                                                       --------
that no Participant shall be liable for the payment of any portion of such Indemnified Liabilities resulting from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection 10.7 shall survive the termination of the commitments of the Participants to acquire a Participating Interest hereunder, the collection of all Receivables, the termination of this Agreement and the payment of all amounts payable hereunder.

          10.8  The Administrative Agent in Its Individual Capacity.  The
                ---------------------------------------------------
Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company, the Servicers, the Master Servicer or any of their affiliates as though the Administrative Agent were not the Administrative Agent. With respect to any Participating Interests purchased or maintained by it under this Agreement, the Administrative Agent shall have the same rights and powers hereunder as any Participant and may exercise the same as though it were not the Administrative Agent, and the term "Participant" shall include the Administrative Agent in its individual capacity.

          10.9  Successor Administrative Agent.  Subject to the appointment and
                ------------------------------
acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Participants and the Company. Upon any such resignation, the Required Participants shall have the right to appoint a successor in consultation with the Company. If no successor shall have been so appointed by the Required Participants and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Participants, appoint a successor Administrative Agent, with the consent of the Company (not to be unreasonably withheld), which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank which is also a bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article X and of subsection 11.3 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.


                                  ARTICLE XI

                                 Miscellaneous

          11.1  Further Assurances.  Each of the Company, the Servicers and the
                ------------------
Master Servicer agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably required or requested by the Administrative Agent at the request of any Participant more fully to effect the purposes of this Agreement and the assignments and transfers of the Participating Interest hereunder, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the Uniform Commercial Code, or any similar law, of any applicable jurisdiction.

          11.2  Payments.  Each payment to be made by any of the Participants,
                --------
the Company, any of the Servicers or the Master Servicer hereunder shall be made on the required payment date in Dollars and in immediately available funds at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017 or to such other office as may be specified by the Administrative Agent in a notice to the Company, the Servicers, the Master Servicer and the Participants.

          11.3  Costs and Expenses.  (a)  The Company agrees to pay all
                ------------------
reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation of this Agreement and the other Transaction Documents, or by the Administrative Agent and its Affiliates in connection with the syndication of the Commitments or the administration of this Agreement, or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent or any Participant in connection with the enforcement or protection of their rights in connection with this Agreement and the other Transaction Documents, including its rights under this subsection, or in connection with the purchases made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof, including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett, counsel for the Administrative Agent, and, the reasonable fees, charges and disbursements of any other counsel (including the reasonable allocated costs of internal counsel if a Participant elects to use internal counsel in lieu of outside counsel) for the Administrative Agent or any Participant (but no more than one such counsel for any Participant).

          (b) The Company agrees to indemnify the Administrative Agent, each Participant and each of their respective directors, officers, employees and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Transaction Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (the "subsection 11.3(b)(i) Indemnified Liabilities") (ii) the use of the proceeds of the initial transfer and assignment of the Participating Interest and of any Increases in Net Investment,
(iii) any Environmental Liability related in any way to the Company, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided, that such indemnity
                                                  --------
shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee (treating, for this purpose only, any Participant and its directors, officers, employees and agents as a single Indemnitee) or (B) arise from (x) any Receivable which becomes a Charge-Off as a result of non-payment by the Obligor with respect thereto, (y) any action taken, or omitted to be taken, by any Servicer which is not an Affiliate of WMI, or (z) any action taken by the Participants in collecting from an Obligor.

          (d) The provisions of this subsection 11.3 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of all or any portion of the Net Investment, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, or any investigation made by or on behalf of the Administrative Agent or any Participant. All amounts due under this subsection
11.3 shall be payable on written demand therefor.

          11.4  Successors and Assigns; Assignments; Participations.  (a)  The
                ---------------------------------------------------
provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Participants, the Master Servicer, the Servicers, the Administrative Agent and their respective successors and assigns, except that the Company, the Servicers and the Master Servicer may not assign or transfer any of its or their rights or obligations under this Agreement without the prior written consent of each Participant (and any attempted assignment or transfer by the Company without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of each of the Administrative Agent and the Participants) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Participant may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Participating Interest and any Commitment of such Participant); provided, that (i) except in the case of an assignment to a Participant or an
--------
Affiliate of a Participant, each of the Company and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld and the parties hereto agree that the potential payment of amounts under subsections 3.2, 3.3 or 3.4 to such assignee does not constitute a basis upon which to withhold such consent), (ii) except in the case of an assignment to a Participant or an Affiliate of a Participant or an assignment of the entire remaining amount of the assigning Participant's Commitment, the amount of the Commitment of the assigning Participant subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Participant's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Participant, shall deliver to the Administrative Agent an Administrative Questionnaire; provided, further, that any consent of the Company
                              --------  -------
otherwise required under this paragraph shall not be required if a Termination Event under clause (f) of Article IX has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this subsection, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Participant under this Agreement, and the assigning Participant thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Participant's rights and obligations under this Agreement, such Participant shall cease to be a party hereto but shall continue to be entitled to the benefits of subsections 3.2, 3.3, 3.4 and 11.3). Any assignment or transfer by a Participant of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Participant of a participation in such rights and obligations in accordance with paragraph (e) of this subsection.

          (c) The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Participants, and the Commitment of, and the Net Investment of, each Participant pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Participants may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Participant hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Participant and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Participant hereunder), the processing and recordation fee referred to in paragraph (b) of this subsection and any written consent to such assignment required by paragraph
(b) of this subsection, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Participant may, without the consent of the Company or the Administrative Agent, sell participations to one or more banks or other entities (an "Additional Participant") in all or a portion of such Participant's rights and obligations under this Agreement (including all or a portion of its Participating Interest and any Commitment of any Participant); provided, that
                                                               --------
(i) such Participant's obligations under this Agreement shall remain unchanged,
(ii) such Participant shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the other Participants shall continue to deal solely and directly with such Participant in connection with such Participant's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Participant sells such a participation shall provide that such Participant shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Participant
--------
will not, without the consent of the Additional Participant, agree to any amendment, modification or waiver described in the first proviso to subsection 11.7(b) that affects such Additional Participant. Subject to paragraph (f) of this subsection, the Company agrees that each Additional Participant shall be entitled to the benefits of subsections 3.2, 3.3 and 3.4 to the same extent as if it were a Participant and had acquired its interest by assignment pursuant to paragraph (b) of this subsection.

          (f) An Additional Participant shall not be entitled to receive any greater payment under subsection 3.2 or 3.4 than the applicable Participant would have been entitled to receive with respect to the participation sold to such Additional Participant, unless the sale of the participation to such Additional Participant is made with the Company's prior written consent. An Additional Participant that would be a Foreign Participant if it were a Participant shall not be entitled to the benefits of subsection 3.4 unless the Company is notified of the participation sold to such Additional Participant and such Additional Participant agrees, for the benefit of the Company, to comply with subsection 3.4(e) as though it were a Participant.

          (g) Any Participant may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Participant, including any such pledge or assignment to a Federal Reserve Bank, and this subsection shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment
                                   --------
of a security interest shall release a Participant from any of its obligations hereunder or substitute any such assignee for such Participant as a party hereto.

          (h) Each Participant that is a special-purpose securitization conduit and has a Conduit Party that provides liquidity and/or credit facilities in connection with such conduit's pro rata share of the Participating Interest shall be entitled to receive payments pursuant to Article III as though such Conduit Party were a Participant hereunder but no such payment shall exceed the amount such conduit shall be obligated to pay to such Conduit Party pursuant to similar sections of the liquidity and/or credit facilities agreement between such conduit and such Conduit Party. No conduit shall be entitled to receive any payment contemplated by subsection 3.4 if the Conduit Party with respect to which such payment is being claimed could not have satisfied the requirements of subsection 3.4(e) (if such Conduit Party were a Participant).

          11.5  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF
                -------------
THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          11.6  No Waiver; Cumulative Remedies.  No failure to exercise and no
                ------------------------------
delay in exercising, on the part of the Administrative Agent or the Participants, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          11.7  Amendments and Waivers.  Neither this Agreement nor any terms
                ----------------------
hereof may be amended, supplemented, modified or waived except in accordance with the provisions of this subsection 11.7. The Required Participants may, or, with the written consent of the Required Participants, the Administrative Agent may, from time to time, (a) enter into with the Company, the Master Servicer and the Servicers written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Participants, the Company, the Servicers or the Master Servicer hereunder or (b) waive in a written instrument, on such terms and conditions as the Required Participants or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any default or Termination Event and its consequences; provided, however, that no
                                                   --------  -------
such waiver and no such
amendment, supplement or modification shall (i) extend the Scheduled Termination Date; or reduce the rate or extend the time of payment of any Purchase Discount Amount or Commitment Fee; or extend the time of payment of any mandatory reduction of the Net Investment; or modify subsection 2.12 so that the fact that the Net Investment exceeds the Maximum Transfer Amount does not necessitate a mandatory reduction in the Net Investment; or change the definition of "Maximum Invested Percentage" or consent to any amendment to subsection 2.6 of the Receivables sale Agreement; or increase the amount of any Participant's Commitment; or amend, modify or waive any provision of this subsection 11.7; or reduce the percentage specified in the definition of Required Participants; or consent to the assignment or transfer by the Company, any Servicer or the Master Servicer of any of their respective rights and obligations under this Agreement (except in accordance with Article XII); or release any substantial portion of the Pooled Property (other than pursuant to subsection 5.3 or 12.7); in each case without the written consent of each Participant directly affected thereby or (ii) amend, modify or waive any provision of Article X without the written consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Participants and shall be binding upon the Company, the Servicers, the Master Servicer, the Participants, the Administrative Agent and all future holders of a Participating Interest. In the case of any waiver, the Company, the Servicers, the Master Servicer, the Participants and the Administrative Agent shall be restored to their former position and rights hereunder, any default or Termination Event waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other default or Termination Event, or impair any right consequent thereon.

          11.8  Severability.  Any provision of this Agreement which is
                ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11.9  Notices.  All notices, requests and demands to or upon the
                -------
respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Company and the Administrative Agent, as set forth under their signatures on the signature pages hereof (in the case of the Master Servicer and the Servicers) and as set forth on Schedule 1 hereto (in the case of the Participants), or to such other address as may be hereafter notified by the respective parties hereto:

  The Company:                    Waste Management Financing Corporation
                                  3003 Butterfield Road
                                              Oak Brook, Illinois 60523
                                  Attention:  Treasurer
                                  Telephone:  (630) 572-3018
                                  Telecopy:   (630) 572-1340

  The Administrative Agent:       The Chase Manhattan Bank
                                  270 Park Avenue
                                  New York, New York  10017
                                  Attention:  Loan and Agency Services
                                  Telecopy:  (212) 552-5662

provided, that any notice, request or demand to or upon the Administrative Agent
--------
or the Participants pursuant to subsections 2.3, 2.7, 2.8, 2.10, 2.11 and 2.12 shall not be effective until received.

          11.10  Counterparts.  This Agreement may be executed by one or more of
                 ------------
the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

          11.11  Construction of Agreement as Security Agreement.  (a)  Subject
                 -----------------------------------------------
to subsection 11.18, although it is the intent of the parties to this Agreement that the conveyance of the Company's right, title and interest in, to and under the Receivables and the Related Property pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to create a loan, the Company hereby grants to the Administrative Agent, for the benefit of the Participants, a perfected first priority security interest in all of the Company's present and future right, title and interest in, to and under the Receivables and the Related Property to secure the payment of the applicable Net Investment interest thereon and the other fees and expenses payable to the Participants, and that this Agreement shall constitute a security agreement under applicable law in favor of the Administrative Agent, for the benefit of the Participants.

          (b) Each Servicer hereby grants to the Administrative Agent on behalf of the Participants a first priority security interest in all of the Servicer's right, title and interest in, to and under its records relating to the Receivables and Related Property serviced by it to secure all of the Company's obligations hereunder.

          (c) This Agreement shall constitute a security agreement under applicable law.

          11.12  Adjustments; Set-off.  (a)  If any Participant (a "benefitted
                 --------------------
Participant") shall at any time receive any payment of all or part of its Participating Interest of the Net Investment, or any Purchase Discount Amount in respect thereof, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in paragraph (f) of Article IX, or otherwise) in a greater proportion than any such payment to and collateral received by any other Participant, if any, in respect of such other Participant's Participating Interest of the Net Investment, or any Purchase Discount Amount in respect thereof, such benefitted Participant shall acquire for cash from the other Participants such portion of each such other Participant's Participating Interest of the Net Investment, or shall provide such other Participants with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Participant to share the excess payment or benefits of such collateral or proceeds ratably with each of the Participants; provided, however, that if all or any portion of such excess payment or
--------  -------
benefits is thereafter recovered from such benefitted Participant, such acquisition shall be rescinded, and the transfer price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Participants provided by law, each Participant shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any amount, other than amounts in respect of Net Investment and the Purchase Discount Amounts with respect thereto, becoming payable by the Company hereunder to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Participant or any branch or agency thereof to or for the credit or the account of the Company. Each Participant agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Participant; provided, that the failure to give such notice shall not affect the
             --------
validity of such set-off and application.

          11.13  Jurisdiction; Consent to Service of Process.  (a)  Each of the
                 -------------------------------------------
Company, the Master Servicer and each Servicer hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Participant may otherwise have to bring any action or proceeding relating to this Agreement or the other Transaction Documents against the Company, the Master Servicer or any Servicer or their properties in the courts of any jurisdiction.

          (b) Each of the Company, the Master Servicer and each Servicer hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in subsection 11.9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          11.14  Acknowledgements.  Each of the Company, the Master Servicer and
                 ----------------
each Servicer hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Transaction Documents to which it is a party;

          (b) neither the Administrative Agent nor any Participant has any fiduciary relationship with or duty to the Company, the Master Servicer or any Servicer arising out of or in connection with this Agreement or any of the other Transaction Documents, and the relationship between the Administrative Agent and the Participants, on one hand, and the Company, on the other hand, in connection herewith or therewith is solely that of purchaser/creditor and seller/debtor; and

          (c) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Participants or among the Company, the Master Servicer or any Servicer and the Participants.

          11.15  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE
                 --------------------
FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED

TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SUBSECTION 11.15.

          11.16  Confidentiality.  Each Participant agrees to maintain the
                 ---------------
confidentiality of information furnished to it by or on behalf of the Company or the Master Servicer in connection with the Transactions as provided in any separate confidentiality agreement entered into between the Company and/or the Master Servicer and such Participant.

          11.17  No Bankruptcy Petition, etc.  Each Servicer, the Master
                 ---------------------------
Servicer, each Participant and the Administrative Agent covenants and agrees that, prior to the date which is one year and one day after the date of termination of this Agreement pursuant to subsection 4.1, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law. The Company, the Master Servicer, the Servicers, and the Participants each agree that it will not institute against, or join any other Person in instituting against any Participant that is a special-purpose securitization conduit, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any state of the United States.

          The obligations of any Participant under this Agreement are solely the corporate obligations of such Participant. No recourse shall be had for the payment of any amount owing in respect to this Agreement or for the payment of any fee hereunder or for any other obligation or claim arising out of or based upon this Agreement against any direct or indirect stockholder or other owner, employee, officer, director or incorporator of any Participant.

          11.18  Tax Treatment.  It is the intent of the Company and the
                 -------------
Participants that, for federal, state and local income and franchise tax purposes, the Participating Interest will be indebtedness of the Company secured by the Pooled Property. The Company and the Participants agree to treat the Company as the owner of the Pooled Property and the Participating Interest as indebtedness of the Company secured by the Pooled Property and the Purchase Discount Amount as interest for United States tax purposes (including for reporting purposes), except as otherwise required by law or any tax authorities. This subsection 11.18 shall survive the termination of this Agreement and shall be binding on all transferees. In addition, each of the parties hereto represents and warrants that it is entering into this Agreement for its own account and on its own behalf and that it does not intend this Agreement (or the transactions contemplated thereby) to create a partnership, joint venture or other similar arrangement between, or among, the parties hereto. The powers granted and obligations undertaken in this Agreement shall be construed so as to further such intent.

                                  ARTICLE XII

                                   Servicing

          12.1  Servicing; Accounts; Collections.  (a)  Appointment of
                --------------------------------        --------------
Servicers.  The Participants and the Company hereby appoint (i) the Master
---------
Servicer and the Servicers as their agents to service and administer the Receivables originated by the Sellers and (ii) the Master Servicer as their agent to coordinate the servicing of the Receivables by the Servicers. Each of the Servicers and the Master Servicer hereby consents to such appointment and agrees to service and administer the Receivables in accordance with the terms and conditions contained herein. The Company hereby appoints the Master Servicer, and the Master Servicer hereby consents to such appointment, to take any actions on behalf of the Company which by the terms hereof have been delegated to the Master Servicer and any further actions incidental thereto. The Company and the Master Servicer may agree, in accordance with subsection 8.11, that the Master Servicer may perform on behalf of the Company certain of the Company's obligations under the Transaction Documents. Prior to the occurrence of a Complete Servicing Transfer, on each Settlement Date, the Servicers and the Master Servicer shall receive the Monthly Servicing Fee for performing their functions as Servicers and Master Servicer hereunder as provided in subsection 2.7.

          (b)   Establishment of Accounts.  (i) The Master Servicer and the
                -------------------------
Servicers shall establish and maintain (A) one or more bank accounts which may be in the name of the Master Servicer or any Servicer (each, an "Initial Deposit Account") for the deposit of Collections on Purchased Receivables ("Purchased Receivables Collections") and Collections on Receivables of any Subsidiary of WMI which are not Purchased Receivables ("WMI Collections") and (B) one or more bank accounts which shall be in the name of the Master Servicer or any Servicer (each, a "Subsequent Deposit Account") for the deposit of Purchased Receivables Collections and WMI Collections on deposit in any Initial Deposit Account or for the direct deposit of Purchased Receivables Collections or WMI Collections. The Initial Deposit Accounts and the Subsequent Deposit Accounts are collectively referred to herein as the "Designated Accounts." Each of the Master Servicer and the Servicers represents, warrants, covenants and agrees that (X) the Designated Accounts shall only be used for the deposit of Purchased Receivables Collections and WMI Collections and (Y) the Designated Banks shall have received standing instructions from the Master Servicer or the Servicer, as applicable, directing that all available funds on deposit in any Designated Account on such day be transferred at least as often as once each day (unless the amount on deposit on such day is less than $5,000) that is a business day for such Designated Bank and in any event by 1:00 p.m. (New York City time) on the business day following each such day of deposit, by a wire transfer in immediately available funds to the Concentration Account (either directly or through the Subsequent Deposit Account).

          (ii) The Master Servicer shall establish and maintain an account (the "Concentration Account") which shall initially be held in the name of the Master

Servicer or any Servicer for the central collection of Purchased Receivables Collections and WMI Collections. The Master Servicer agrees that at any time after the initial acquisition of the Participating Interest (the "Initial Acquisition Date"), it shall upon five days prior written notice from the Administrative Agent, transfer the Concentration Account and/or the Initial Deposit Account held at The First National Bank of Chicago (Account No. 5758807) to the name of the Administrative Agent, which shall hold such account as agent for the benefit of (1) with respect to Purchased Receivables Collections, the Participants and the Company and (2) with respect to WMI Collections, the Master Servicer pursuant to an agreement to be entered into in form and substance reasonably satisfactory to the Master Servicer and the Administrative Agent. The Master Servicer represents, warrants, covenants and agrees that (A) the Concentration Account shall only be used for the deposit of Purchased Receivables Collections and WMI Collections and (B) the Designated Bank at which the Concentration Account is held shall have received standing instructions from the Master Servicer directing that available funds on deposit in the Concentration Account on such day shall be transferred in accordance with the instructions provided by the Master Servicer at least as often as once each day that is a business day for such Designated Bank and in any event by 1:00 p.m. (New York City time) on the business day following each such day of deposit, by a wire transfer of immediately available funds, to the SPC Collection Account and such other account designated by the Master Servicer.

          (iii) The Company shall establish and maintain an account (the "SPC Collection Account") which shall initially be held in the name of the Company for the deposit of Purchased Receivables Collections. The Company agrees that at any time after the Initial Acquisition Date, it shall upon five days prior written notice from the Administrative Agent transfer the SPC Collection Account to the name of the Administrative Agent which shall hold such account for the benefit of the Participants. The Company represents, warrants, covenants and agrees that (A) the SPC Collection Account shall only be used for the deposit of Purchased Receivables Collections and (B) the Designated Bank at which the SPC Collection Account is held shall have received standing instructions from the Company directing that all available funds on deposit in the SPC Collection Account on such day be transferred at least as often as once each day that is a business day for such bank and in any event by 1:00 p.m. (New York City time) on the business day following each such day of deposit, by a wire transfer of immediately available funds, (1) during any time when any Net Investment is outstanding, to the Collection Account and (2) otherwise, to an account designated in writing by the Master Servicer to make payments as provided in subsection 12.1(c)(ii).

          (iv) In the event a Termination Event shall occur and be continuing, the Master Servicer and the Servicers, at the request of the Administrative Agent, agree to notify (and, if such Servicer fails to so notify, the Company irrevocably grants the Administrative Agent the authority to notify) all Obligors on Purchased Receivables to make all future payments directly to the Collection Account or any other account designated by the Administrative Agent. Upon the termination of the Commitment Period as a result of the occurrence of a Termination Event, the Master Servicer agrees it shall, upon five days prior written notice from the

Administrative Agent, transfer the Designated Accounts to the name of the Administrative Agent, which shall hold such account as agent for the benefit of
(1) with respect to Purchased Receivables Collections, the Participants and the Company and (2) with respect to WMI Collections, the Master Servicer pursuant to an agreement to be entered into in form and substance reasonably satisfactory to the Master Servicer and the Administrative Agent.

          (v) Upon the transfer to the name of the Administrative Agent of the SPC Collection Account, the Administrative Agent shall have sole and exclusive dominion over and control of the SPC Collection Account and the Company, the Master Servicer and any Servicer shall not have any right to make withdrawals from the SPC Collection Account other than the right to authorize transfers to the Collection Account as set forth herein and pursuant to the terms hereof.

          (vi) The Administrative Agent shall treat all collections received by it or deposited in the Collection Account as "Collections" for purposes of this Agreement as of the Business Day Received (as defined in the immediately succeeding sentence). As used herein, the term "Business Day Received" shall mean (i) if funds are otherwise deposited in the Collection Account by 1:00 p.m. (New York City time), such day of deposit and (ii) if funds are deposited in the Collection Account after 1:00 p.m. (New York City time), the Business Day next following such day of deposit.

          (c)  Collection Procedures.  (i)  All Collections received by any
               ---------------------
Servicer, the Master Servicer or the Company shall be deposited by it to a Designated Account as soon as possible after receipt thereof, such deposit to occur in no event later than the Business Day after such receipt. Each Collection shall be deposited into a Designated Account by delivery of a check of an Obligor, by wire transfer from an account of such Obligor to such Designated Account or by means of by a wire transfer in immediately available funds and shall be transferred from such Designated Account (either directly or through another Designated Account) to the Concentration Account at least as often as once each day that is a business day for the applicable Designated Bank, such transfer from such Designated Account to be commenced in any event by 1:00 p.m. (New York City time) on the Business Day following such day of deposit; provided, that Collections may, at the option of the applicable
         --------
Obligor, be deposited directly into the Concentration Account.

          (ii) All Collections deposited in the Concentration Account shall be transferred to the SPC Collection Account on the same day that they are deposited in the Concentration Account. The Master Servicer, the Servicers and the Company agree that no amounts may be withdrawn from the Concentration Account on any day until the amount of Purchased Receivables Collections deposited therein on such day have been transferred to the SPC Collection Account. If within five days after an amount has been deposited in the Concentration Account, the Master Servicer or the Servicers are not able to determine whether or not such amount is a Purchased Receivables Collection or a WMI Collection, such amount shall be deemed to be a Purchased Receivables Collection and shall immediately be transferred to the SPC

Collection Account. On any Business Day when the Net Investment is zero, subject to the terms and conditions hereof, amounts deposited in the SPC Collection Account shall be paid to an account designated by the Master Servicer to pay for Receivables acquired from the Seller pursuant to the Receivables Sale Agreement, make payments on the Subordinated Note or make Restricted Payments. On any Business Day when any Net Investment is outstanding, all amounts deposited in the SPC Collection Account on such day shall be transferred to the Collection Account on such day.

          (iii) Each of the Company, the Master Servicer and each Servicer represents, warrants, covenants and agrees that all Collections shall be collected, processed and deposited pursuant to, and in accordance with, the terms of this Agreement and that it shall take all actions necessary to permit the transfer of funds as described in this subsection 12.1 on a timely basis.

          (iv) The Company represents, warrants, covenants and agrees that it shall not make or maintain any deposits in any bank account, deposit account or trust account with any financial institution other than the Designated Accounts, the Concentration Account, the SPC Collection Account and the Collection Account as provided for by this Agreement and other than one operating account funded solely with amounts disbursed as operating expenses pursuant to subsection 2.7. The Company shall provide the Administrative Agent with the account number and location of such account, and any other information as the Administrative Agent may reasonably request with respect thereto. The Company represents, warrants, covenants and agrees that it shall have no bank accounts or interest in bank accounts other than the Designated Accounts, the Concentration Account, the SPC Collection Account and the Collection Account and such operating account. The Company represents, warrants, covenants and agrees that no new bank accounts or deposit accounts will be established unless and until the Company has received the prior written consent of the Administrative Agent.

          (v) Each of the Company, the Master Servicer and each Servicer represents, warrants, covenants and agrees that no location other than the Designated Accounts and the Concentration Account has been established for the deposit of Collections. Each of the Company, the Master Servicer and each Servicer represents, warrants, covenants and agrees that no new location for the deposit of Collections will be established unless and until the Company has received the prior written consent of the Administrative Agent.

          (vi) The Company agrees to pay all fees for the services of the Designated Banks in respect of the SPC Collection Account, and the Master Servicer agrees to pay or cause to be paid all fees for the services of the Designated Banks in respect of the Designated Accounts and the Concentration Account.

          12.2  Collections by the Servicers; Indemnity.  (a)  The Master
                ---------------------------------------
Servicer and each Servicer shall manage the servicing and administration of the Receivables, the collection of payments due under the Receivables and the charging off of any Receivables as uncollectible, all in accordance with the Policies, the

Company Policies and all the terms and provisions of this Agreement. The Master Servicer and each Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, but at all times subject to the terms of this Agreement. Without limiting the generality of the foregoing and subject to subsection 12.7, the Master Servicer and each Servicer agree to cause each Subsidiary of the Master Servicer to continue to perform such servicing functions with respect to the Receivables originated by such Subsidiary that such Subsidiary has historically performed; provided that the Master Servicer and each Servicer shall remain liable for the failure of any such Subsidiary to perform such functions and each Servicer or its designee is hereby authorized and empowered to give direction to the Administrative Agent with respect to withdrawals from, and payments to, the Collection Account in accordance with the Daily Report and as otherwise specified in this Agreement. The Master Servicer and each Servicer will, at its cost and expense and as agent for the Participants and the Company, use its best efforts to collect, consistent with its past practices, as and when the same becomes due, the amount owing on each Receivable for which it is the Servicer. No Servicer will make any material changes that deviate from the Policies or the Company Policies in its administrative, servicing and collection systems without the prior written approval of the Required Participants. In the event of default under any Receivable, the responsible Servicer shall have the power and authority, on behalf of the Participants and the Company, to take such action in respect of such Receivable as such Servicer may reasonably deem advisable. In the enforcement or collection of any Receivable, each Servicer shall be entitled to sue thereon in (i) its own name, (ii) if, but only if, the Administrative Agent consents in writing, as agent of the Participants, or (iii) if, but only if, the Company consents in writing, as agent for the Company. In no event shall any Servicer or the Master Servicer be entitled to take any action which would make the Administrative Agent or any of the Participants or the Company a party to any litigation without the express prior written consent of the Administrative Agent or each such Participant or the Company, as the case may be.

          (b) The Master Servicer and the Servicers which are Affiliates of Company hereby agree, jointly and severally, to indemnify and hold harmless each Indemnitee (as defined in subsection 11.3(b)), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of, or relating to, activities of the Master Servicer and the Servicers which are Affiliates of the Company pursuant to the Transactions, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, that the Master Servicer and the
                             --------
Servicers which are Affiliates of the Company shall not so indemnify any Indemnitee for any loss, liability, damage, injury, cost or expense of such Indemnitee (i) arising solely from a default by an Obligor with respect to any Receivable (other than arising out of (A) any discharge, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Purchased Receivable arising from the actions of the Master Servicer or Servicer which is an Affiliate of the Company (including, without limitation, a defense based on such Purchased Receivable's not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or (B) a failure by the Master Servicer or Servicer which is an Affiliate of the Company to perform its duties or obligations under this Agreement), or (ii) to the extent that such liability, cost or expense arises from the gross negligence, bad faith or wilful misconduct of such Indemnitee or any other Indemnitee. The provisions of this indemnity shall run directly to, and be enforceable by, an injured party and shall survive the termination of this Agreement and the resignation of the Master Servicer or any Servicer which is an Affiliate of the Company.

          (c) The Servicers, the Master Servicer and the Company each hereby irrevocably grant to the Administrative Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Master Servicer, such Servicer or the Company or in its own name at any time after the occurrence of a Complete Servicing Transfer all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or owned by the Master Servicer, such Servicer or the Company or transmitted to or received by the Administrative Agent as payment on account or otherwise in respect of any Receivable.

          (d) Upon the occurrence and during the continuance of any Servicer Event of Default, the Administrative Agent shall, at the request of the Required Participants, by giving two Business Days' notice in writing to the Master Servicer (a "Transfer Notice"), terminate any or all Servicer or Master Servicer administrative, servicing and collection functions provided for herein as to any or all of the Servicers and the Master Servicer (the termination of all such functions with respect to all Servicers and the Master Servicer being referred to as a "Complete Servicing Transfer" and any other such termination being referred to as a "Partial Servicing Transfer"). Upon the occurrence of either a Partial Servicing Transfer or a Complete Servicing Transfer, without limitation,
(i) a designee of the Required Participants (for purposes of paragraphs (d) through (e) of this subsection 12.2, the term "Substitute Servicer" means such designee, as appropriate) shall administer the administrative, servicing and collection functions of each terminated Servicer and/or the Master Servicer, as the case may be (each, a "Transferring Servicer") (in the case of a Partial Servicing Transfer) or all Servicers and the Master Servicer (in the case of a Complete Servicing Transfer) in any manner it deems fit (which may include notifying any Obligor of the assignment to the Participants of the interest in the affected Receivables and/or directing any Obligor to make all payments in respect of the affected Receivables in the name of the Substitute Servicer); provided, that the Substitute Servicer shall furnish or cause to be furnished to
--------
the Company such information as such Company needs to perform its obligations under this Agreement, and the Company may, without independent investigation, rely on such information for all purposes of this Agreement and (ii) the Company, each Transferring Servicer (in the case of a Partial Servicing Transfer) or each Servicer and the Master Servicer (in the case of a Complete Servicing Transfer) shall, at its own expense, (x) if so requested by the Substitute Servicer, endorse each instrument, if any, evidencing any Receivable to the Substitute Servicer in such manner as the Substitute Servicer shall reasonably direct and (y) perform, or cause to be performed by any Person involved in administrative, servicing or collection functions on behalf of or under the direction of each Transferring Servicer (in the case of a Partial Servicing Transfer) or each Servicer and the Master Servicer (in the case of a Complete Servicing Transfer) or the Company, any and all acts, any and all documents as, in each case, may be reasonably requested by the Substitute Servicer in order to effect the purposes of this Agreement and the transfer and assignment of the Participating Interest and to perfect and protect the ownership interest of the Participants in the Receivables and the Related Property. Each Servicer agrees to serve as a Substitute Servicer if so designated by the Required Participants at any time and from time to time. Upon the occurrence of a Partial Servicing Transfer or a Complete Servicing Transfer, each Transferring Servicer (in the case of a Partial Servicing Transfer) or each Servicer and the Master Servicer (in the case of a Complete Servicing Transfer) shall promptly transfer its electronic records relating to its Receivables to the Substitute Servicer in such electronic form as the Substitute Servicer may reasonably request and shall promptly transfer to the Substitute Servicer all other records, correspondence and documents necessary for the continued servicing of such Receivables in the manner and at such times as the Substitute Servicer shall reasonably request; provided, that to the extent that such
                                   --------
Transferring Servicer or such Servicer and the Master Servicer, as the case may be, is required to have, as a result of a continuing relationship with the related Obligors, access to any such records in respect of its Receivables, the Substitute Servicer shall allow such Transferring Servicer or such Servicer and the Master Servicer, as the case may be, to have reasonable access to such records upon reasonable advance notice and so long as such access shall not disrupt or otherwise interfere with the Substitute Servicer's use of such records in performing its duties hereunder. Upon the occurrence of a Partial Servicing Transfer or a Complete Servicing Transfer, each Transferring Servicer (in the case of a Partial Servicing Transfer) or each Servicer and the Master Servicer (in the case of a Complete Servicing Transfer) shall promptly transfer to the Administrative Agent non-exclusive licenses to use any computer programs, material tapes, disks, cassettes and data necessary or advisable to permit the collection of Receivables by a Servicer without the participation of any Seller or the Company or, to the extent that such transfer would violate legal restrictions applicable thereto, shall establish other arrangements to use any computer programs, material tapes, disks, cassettes and data necessary or advisable to permit the collection of Receivables by a Servicer without the participation of any Seller or the Company.

          (e) Each Transferring Servicer (in the case of a Partial Servicing Transfer) or each Servicer and the Master Servicer (in the case of a Complete Servicing Transfer) and the Company shall each execute and deliver such additional documents and shall take such further action as the Substitute Servicer may reasonably request to effect or evidence the transfer of servicing and shall execute and deliver to the Substitute Servicer such powers-of-attorney (in addition to the power of attorney provided for in subsection 12.2(c)) as may be necessary or appropriate to enable the Substitute Servicer, on behalf of the Participants, to endorse for payment any check, draft or other instrument delivered in payment of any amount under or in respect of an affected Receivable. If any Servicer, the Master Servicer or the Company receives any cash or checks, drafts or other instruments for the payment of money on account or otherwise in respect of the Purchased Receivables, such Servicer, the Master Servicer or the Company shall segregate such cash and other items, hold such cash and other items in trust for the benefit of the Participants and cause such cash and other items (properly endorsed, where required, so that such items may be collected by the Substitute Servicer) to be transmitted or delivered to the Substitute Servicer for deposit in the Concentration Account within one Business Day after the date any such cash or other item shall have been identified and segregated by such Servicer, the Master Servicer or the Company as being on account of a Purchased Receivable.

          12.3  Maintenance of Records.  Each Servicer and the Master Servicer
                ----------------------
will hold in trust for the Participants at the office of such Servicer or Master Servicer set forth in Schedule 2 such books of account and other records as it currently maintains for its own purposes in the ordinary course of its business, which books of account and other records shall be in a form reasonably satisfactory to the Administrative Agent to determine at any time the status of the Receivables and all collections and payments in respect thereof (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof). The Administrative Agent may at any time and from time to time upon reasonable prior notice during the regular business hours of any Servicer or the Master Servicer inspect, audit, check and make abstracts from the books, accounts, records, or other papers of such Servicer or the Master Servicer pertaining to the Receivables. From time to time upon the written request of the Administrative Agent, which request shall be promptly made upon a request therefor to the Administrative Agent by any Participant, each Servicer or the Master Servicer, at its own expense, will as promptly as is practicable deliver to the Administrative Agent a schedule of the Receivables indicating as to each Receivables information as to the Obligor thereon, the unpaid balance thereof, the amount and delinquency of any Receivable that is past due and such other information as the Administrative Agent may reasonably request. Upon the written request of the Administrative Agent, which request may only be made at any time after a Partial Servicing Transfer or a Complete Servicing Transfer, each terminated Servicer and the Master Servicer, at its own expense, will deliver to the Administrative Agent, or to any agent selected by the Administrative Agent, any records pertaining thereto and evidence thereof as the Administrative Agent may deem necessary to enable it to enforce the Participants' rights thereunder; provided, that to the
                                                          --------
extent that such terminated Servicer or the Master Servicer is required to have, as a result of a continuing relationship with the related Obligors, access to any such records in respect of its Receivables, the Administrative Agent (or the agent selected by it) shall allow such terminated Servicer or the Master Servicer to have reasonable access to such records upon reasonable advance notice and so long as such access shall not disrupt or otherwise interfere with the Administrative Agent's (or its agent's) use of such records in performing its duties hereunder. Upon the expiration of the

Commitment Period, the reduction of the Net Investment to zero and the payment in full of all amounts owing to the Participants and the Administrative Agent hereunder, the Administrative Agent will promptly return to the Servicers and the Master Servicer any such records delivered to the Administrative Agent or its agent.

          12.4  Rebates, Adjustments, Returns and Reductions; Modifications.
                -----------------------------------------------------------
From time to time the Master Servicer or a Servicer may make Adjustments to Receivables in accordance with subsection 12.6(o). If the Master Servicer or any Servicer makes any Adjustment, then, in any such case, the amount of Receivables will be automatically reduced by the principal amount of such Adjustment. Any Adjustment shall be made on the Business Day on which such adjustment obligation arises or is identified. In addition, (and without limiting the obligations of the Sellers under the Receivables Sale Agreement to make Seller Adjustment Payment in respect thereof) if, after giving effect to any such Adjustment, the Invested Percentage would exceed the Maximum Invested Percentage, the Company shall pay to the Administrative Agent, for the account of the Participants, an amount equal to the lesser of (i) the dollar amount of such Adjustment and (ii) the amount necessary to cause the Invested Percentage to equal the Maximum Invested Percentage (the amount of each such payment is referred to herein as an "Adjustment Payment"). Such Adjustment Payment shall be treated as a Collection and shall be distributed in accordance with the applicable provisions of subsection 2.7.

          12.5  Daily Reports; Settlement Statements.  (a)  On each Business Day
                ------------------------------------
the Company and Master Servicer, jointly and severally, agree to prepare a written report (the "Daily Report") in the form of Exhibit F, with such changes as may be agreed upon by the Administrative Agent, the Company and the Master Servicer, setting forth for the preceding Business Day (the "Reporting Day") total Collections, the amount of Receivables created and the Aggregate Eligible Receivables, and such other information as the Administrative Agent may request, which report shall show such information for all Sellers as well as only with respect to Sellers whose Effective Date has occurred. The Master Servicer shall complete such Daily Report and deliver it to the Administrative Agent prior to 12:00 Noon (New York City time) on the second Business Day following the Reporting Day. Each Daily Report shall be transmitted by telecopy to the Administrative Agent at the telecopy number specified in subsection 11.9.

          (b) Not later than five Business Days prior to each Settlement Date until the Participating Interest of the Participants in the Receivables has been reduced to zero and the Commitments of the Participants hereunder have been terminated, the Company and the Master Servicer, jointly and severally, agree to submit to the Administrative Agent a statement (hereinafter, a "Settlement Statement"), substantially in the form attached hereto as Exhibit C or such other form as may be acceptable to the Administrative Agent, which statement shall show such information for all Sellers as well as only with respect to Sellers whose Effective Date has occurred. Promptly upon receipt thereof, the Administrative Agent shall forward a copy of each Settlement Statement to each Participant.

          (c) (i) Within 45 days after the end of each fiscal quarter of WMI, the Master Servicer will deliver to the Administrative Agent and each Participant a certificate of a Responsible Officer of the Master Servicer stating that (a) a review of the activities of the Master Servicer and each Servicer and its performance hereunder during such fiscal quarter was made under the supervision of such Responsible Officer, (b) to the best knowledge of such Responsible Officer, based on such review, the Master Servicer and each Servicer has accurately and correctly performed its obligations hereunder in all material respects throughout such quarter, or, if there has been a material default in the performance of any such obligation, specifying the nature and status of each such default and (c) to the best knowledge of such Responsible Officer, based on such review, each Daily Report and Settlement Statement was accurate and correct in all material respects, except as specified in such certificate.

          12.6  Representations, Warranties and Covenants of the Servicers.
                ----------------------------------------------------------
Each Servicer and the Master Servicer hereby makes the following representations, warranties and covenants to the Participants and the Administrative Agent:

          (a)   Organization; Powers.  Such Person is duly organized, validly
                --------------------
     existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          (b)   Authorization; Enforceability.  The Servicing Transactions are
                -----------------------------
     within the corporate powers of such Person and have been duly authorized by all necessary corporate and, if required, stockholder action. Each Transaction Document has been duly executed and delivered by such Person and constitutes a legal, valid and binding obligation of each such Person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

           (c)  Governmental Approvals; No Conflicts.  The Servicing
                ------------------------------------
     Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Person or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Person or its assets, or give rise to a right thereunder to require any payment to be made by such Person, and (d) will not result in the creation or imposition of any Lien on any asset of such Person.

          (d)  Litigation and Environmental Matters.  (i) Except for the
               ------------------------------------
     Disclosed Matters, as of the Commencement Date, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of such Person, threatened against or affecting such Person (A) could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (B) that involve this Agreement or the Transactions.

          (ii) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, such Person (i) has not failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has not become subject to any Environmental Liability, (iii) has not received notice of any claim with respect to any Environmental Liability or (iv) does not know of any basis for any Environmental Liability.

          (e)  Compliance with Laws and Agreements. Such Person is in compliance
               -----------------------------------
     with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Servicer Event of Default has occurred and is continuing.

          (f)  Taxes. Such Person has timely filed or caused to be filed all Tax
               -----
     returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          (g)  Agreement to Cooperate.  The Master Servicer shall from time to
               ----------------------
     time and at any time provide, and shall cause its Subsidiaries to provide, information with respect to the business, operations, properties and financial matters of the Master Servicer and such Subsidiaries to the Company, its officers, employees, agents and professional advisers in connection with the replacement or refinancing, in whole or in part, of this Agreement and the other Transaction Documents with a new receivables financing facility in which ownership interests in, or notes, commercial paper, certificates or other debt instruments secured by, the Receivables shall be sold in one or more public offerings, private placements or otherwise (such facility, the "Replacement Facility"), and the Master Servicer shall otherwise cooperate with, and cause its Subsidiaries to cooperate with, the Company and such officers, employees, agents and professional advisers in the negotiation, development, preparation and execution of, such Replacement Facility.

          (h)  Protection of Participants' Rights.  Such Person shall take no
               ----------------------------------
     action, nor omit to take any action, which act or omission would substantially impair the rights of Participants in the Receivables, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Policies and the Company Policies or except as otherwise expressly permitted by this Agreement; provided, that such Person
                                                      --------
     shall have no obligation to the Participants or the Administrative Agent under this paragraph (h) in respect of Receivables which become Defaulted Receivables as a result of non-payment by the Obligor with respect thereto.

          (i)  Security Interest.  Except for the conveyance hereunder and under
               -----------------
     the Receivables Sale Agreement, such Person will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable or other Pooled Property transferred and assigned to the Participants, whether now existing or hereafter created, or any interest therein, and such Person shall defend the right, title and interest of the Participants in, to and under any Receivable or other Pooled Property transferred and assigned to the Participants, whether now existing or hereafter created, against all claims of third parties claiming through or under such Person, the Master Servicer or any Seller.

          (j)  Location of Offices.  The chief executive office of each Servicer
               -------------------
     and the Master Servicer is listed on Schedule 2, which office is the place where such Person is "located" for the purposes of Section 9-103(3)(d) of the Uniform Commercial Code of the State of New York, and the offices of each Servicer and the Master Servicer where such Servicer and the Master Servicer keeps its records concerning the Receivables are also listed in said Schedule. Such Person (i) will not move outside the State listed on
     Schedule 2 under the heading "Chief Executive Office" the location of its chief executive office or outside of the State listed on Schedule 2 under the heading "Offices Where Records Kept" the location of any of the offices where it keeps its records with respect to the Receivables without 30 days' prior written notice to the Administrative Agent and (ii) will promptly take all actions reasonably required (including but not limited to all filings and other acts necessary or advisable under the Uniform Commercial Code of each jurisdiction) in order to continue the first priority perfected ownership interest of the Participants in all Receivables and other Pooled Property now owned or hereafter created. Such Person will give the Administrative Agent prompt notice of a change within the State listed on Schedule 2 of the location of its chief executive office or of a change within the State listed on Schedule 2 of the location of any office where it keeps its records with respect to the Receivables and the other Pooled Property.

          (k)  No Adverse Change.  There has not been since the date of this
               -----------------
     Agreement any material adverse change in the ability of such Person to perform its obligations under Article XII of this Agreement.

          (l)  Designated Accounts and other Payment Methods.  Listed on
               ---------------------------------------------
     Schedule 3 is each Designated Account to which, as of the initial Closing Date, the Obligors have been directed to remit payments on account of the Receivables, except to the extent that any of the Servicers, in the normal course of their business and consistent with past practices, have directed such Obligors to remit payments by (i) delivering cash, a check or other instrument to or in care of the Person delivering goods to such Obligor,
     (ii) a wire transfer of such funds directly to the Concentration Account or
     (iii) delivering a check to the business offices, agents or officers of such Servicer. Neither the Master Servicer nor any Servicer shall (i) add or terminate any bank as a bank at which a Designated Account is maintained, (ii) add or terminate any such Designated Account at any such bank, (iii) make any change in its instructions to any Obligor regarding payments to be made to any such bank or Designated Account or (iv) revoke any standing instructions directing such Designated Bank to transfer amounts on deposit therein to the Concentration Account as provided in subsection 12.1; provided, that a Servicer may at any time change its
                      --------
     instructions to Obligors so as to require such Obligors to make payments to a different Designated Account, so long as such Servicer has previously delivered to the Administrative Agent evidence that standing instructions in form and substance reasonably satisfactory to the Administrative Agent regarding such Designated Account will be delivered to the applicable Designated Bank.

          (m)  Reports.  The information with respect to the Receivables
               -------
     serviced by such Person contained in each Settlement Statement will be true and correct in all material respects as of the date of such Settlement Statement.

          (n)  Instruments.  Such Person will not take any action to cause any
               -----------
     Receivable to be evidenced by any "instrument" (as defined in the Uniform Commercial Code as in effect in the State of New York) except in connection with the enforcement or collection of a Receivable.

          (o)  Extension of Receivables; Amendment of Policies.   Extend, make
               -----------------------------------------------
     any Adjustment to, rescind, cancel, amend or otherwise modify, or attempt or purport to extend, amend or otherwise modify, the terms of any Purchased Receivables, except (i) in accordance with the terms of the Policies and the Company Policies, (ii) as required by any Requirement of Law, (iii) in the case of Adjustments, upon making an Adjustment Payment pursuant to subsection 12.4 or (iv) with the consent of the Required Participants, provided the Servicers may cause Receivables to become Defaulted Receivables. Neither the Servicers nor the Master Servicer shall amend or otherwise modify or waive any term or condition of the Policies or the Company Policies except in accordance with subsection 5.10 of the Receivables Sale Agreement.

          (p)  Ineligible Receivables.  Without the prior written approval of
               ----------------------
     the Required Participants, such Person shall not take any action to cause, or which would permit, an Eligible Receivable to cease to be an Eligible Receivable, except as expressly permitted in this Agreement.

          (q)  Notices.  Such Person will give written notice to the
               -------
     Administrative Agent and each Participant promptly upon obtaining knowledge of the occurrence of any Termination Event, Potential Termination Event, Servicer Default or Servicer Event of Default (which notice shall specify what, if any, action will be taken with respect thereto).

          (r)  Financial Statements; Liabilities; Disclosure; No Material
               ----------------------------------------------------------
     Adverse Change.  (i)  The Master Servicer has heretofore furnished to the
     --------------
     Participants its consolidated balance sheet and statements of income, stockholders equity and cash flows (A) as of and for the fiscal year ended December 31, 1996, reported on by Arthur Andersen LLP, independent public accountants, and (B) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 1997, signed by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Master Servicer and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (B) above. As of the Commencement Date, the Master Servicer and its Subsidiaries do not have any material Guarantee obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any material interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that have materially changes from those reflected, individually or in the aggregate, in either (i) the most recent financial statements referred to in this paragraph or (ii) filings made by the Master Servicer with the SEC that were publicly available prior to the Commencement Date. During the period from December 31, 1996 to and including the date hereof there has been no disposition by the Master Servicer or any of its Subsidiaries of any material part of their business or property (determined on a consolidated basis with respect to the Master Servicer and its Subsidiaries), other than dispositions disclosed in filings made with the SEC that were publicly available prior to the Commencement Date. The Master Servicer has disclosed to the Participants all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

          (ii) None of the reports, financial statements, certificates or other information furnished by or on behalf of the Master Servicer to the Administrative Agent or any Participant on or prior to the Commencement Date in connection with the negotiation of this Agreement or delivered hereunder, taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial
                 --------
     information, the Master Servicer represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          (iii) During the period from December 31, 1996 through the Commencement Date, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Master Servicer and its Subsidiaries, taken as a whole.

          (iv) In connection with the representations and warranties made by the Master Servicer in this subsection 12.6(r), the Participants agree that the Master Servicer shall not be deemed in breach of any representation or warranty in this paragraph on account of the Master Servicer's completing the matters or taking the actions described in the Master Servicer's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, as filed with the SEC, under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations--Outlook", or, in respect of any such matter or action or other matters emerging from comments received by the Master Servicer from the SEC or the Master Servicer's ongoing review of its accounting policies, practices or procedures, incurring charges, increasing reserves or writing down asset values or adjusting, revising or restating financial statements or footnotes for one or more quarters or years, so long as the nature and amount of any such charge, reserve, write-down, adjustment, revision or restatement are substantially within the parameters disclosed to the Participants prior to the Commencement Date.

          (s)   Financial Statements. The Master Servicer shall furnish to each
                --------------------
     Participant:

                 (i) as soon as available, but in any event within 105 days after the end of each fiscal year of the Master Servicer, to the extent prepared to comply with SEC requirements, a copy of the Form 10-K filed with the SEC for such fiscal year or, if no such Form 10-K was so filed by the Master Servicer for such fiscal year, a copy of the consolidated balance sheet of the Master Servicer and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income, shareholders' equity and retained earnings and cash flows for such year, setting forth the comparative amounts for the previous year and in each case certified without a "going concern" or like qualification or exception, or scope limitation, by Arthur Andersen & Co. or other independent certified public accountants of recognized standing reasonably acceptable to the Administrative Agent; and

               (ii) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Master Servicer, to the extent prepared to comply with SEC requirements, a copy of Form 10-Qs filed with the SEC for such fiscal quarter or, if no such Form 10-Q was so filed by the Master Servicer for such fiscal quarter, the unaudited consolidated balance sheet of the Master Servicer and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income, shareholders' equity and retained earnings and cash flows of the Master Servicer and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth the comparative amounts for the corresponding quarter and portion of the previous year, in each case certified by a Responsible Officer of the Master Servicer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

     all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein) except that the monthly financial statements provided pursuant to clause (iii) shall only be consistent with GAAP in all material respects and that the monthly financial statements provided pursuant to clause (iii) shall not be required to include footnotes.

          (t)  Certificates; Other Information.  The Master Servicer shall
               -------------------------------
     furnish to each Participant concurrently with the delivery of the financial statements referred to in clause (s)(i) and (ii), a certificate of a Responsible Officer of the Master Servicer stating that, to the best of such Responsible Officer's knowledge, each Transaction Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Transaction Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Servicer Default or Servicer Event of Default except as specified in such certificate.

          (u)  Separate Corporate Existence of the Company.  The Master Servicer
               -------------------------------------------
     shall cause the Company to comply with the provisions of subsection 7.9. Neither the Master Servicer nor any Servicer shall take any action, or omit to take any action, which is inconsistent with the provisions thereof.

          (v)  Accuracy of Schedule 2.  Schedule 2 is a true and complete
               ----------------------
     listing of (i) all Subsidiaries of the Master Servicer that generate Receivables and (ii) the jurisdiction of incorporation of each such Subsidiary and all states in which each such Subsidiary is qualified to do business the amount of Receivables set forth opposite each Subsidiaries' name is the true and correct balance of Receivables owned by such Subsidiary as of the date indicated on Schedule 2.

Each of the Master Servicer and each Servicer agrees and acknowledges that each of the representations and warranties contained in this subsection 12.6 shall be deemed to have been made by the Master Servicer or such Servicer, as the case may be, (x) as of the Commencement Date, and (y) with respect to an Increase in Net Investment, as of the related Closing Date, unless, in either case, such representation or warranty expressly relates only to a prior date.

          12.7   Acquisition Obligation.  (a)  In the event of any breach of any
                 ----------------------
of the representations, warranties or covenants of the Master Servicer or any Servicer which is an Affiliate of the Company contained in subsection 12.6(e),
(h), (i), (j), (o), or (p), then upon the earlier to occur of the discovery of such event by a Responsible Officer of such Person, or receipt by such Person of written notice of such event given by the Administrative Agent, the outstanding Principal Amount of Receivables shall be reduced by the Principal Amount of such Receivables in respect of which such representation or warranty was incorrect or such covenant was breached; provided, however, that (i) prior to the
                            --------  -------
Amortization Period, to the extent that such a reduction would cause the Invested Percentage to be more than the Maximum Invested Percentage, the Master Servicer and the Servicers which are Affiliates of the Company, jointly and severally, agree to acquire such Receivable and any Related Property with respect thereto on the terms and conditions set forth in paragraph (b) below and
(ii) during the Amortization Period, the Master Servicer and the Servicers which are Affiliates of the Company, jointly and severally, agree (regardless of which such Servicer or Master Servicer shall have been responsible for such breach) to acquire such Receivable and any Related Property with respect thereto on the terms and conditions set forth in paragraph (b) below. In the event of any breach of any of the representations, warranties or covenants of the Master Servicer or any Servicer which is not an Affiliate of the Company contained in subsection 12.6(e), (h), (i), (j), (o) or (p), then upon the earlier to occur of the discovery of such event by such Person, or receipt by such Person of written notice of such event given by the Administrative Agent, the outstanding Principal Amount of Receivables shall be reduced by the Principal Amount of such Receivables in respect of which such representation or warranty was incorrect or such covenant was breached upon the deposit by the Master Servicer or such Servicer (which deposit the Master Servicer or such Servicer hereby agrees to make) into the Collection Account in immediately available funds an amount equal to the Principal Amount of such Receivable (together with payments pursuant to paragraph (b), "Servicer Transfer Payments").

          (b) If any breach of a representation, warranty or covenant by a Servicer or the Master Servicer which is an Affiliate of the Company which necessitates the acquisition of a Receivable by the Master Servicer and the Servicers pursuant to paragraph (a) remains uncured on the day which is 5 days after discovery or notice of such breach, the Master Servicer and such Servicers shall acquire such Receivable and any Related Property with respect thereto by depositing into the Collection Account in immediately available funds on such 5th day (or, if such day is not a Business Day, the immediately succeeding Business
Day), an amount equal to (i) prior to an Amortization Period, the lesser of (A) the amount necessary to cause the Invested Percentage to equal the Maximum Invested Percentage and (B) the Principal Amount of such Receivable or (ii) during an Amortization Period, the Principal Amount of such Receivable (also, a "Servicer Transfer Payment"). Upon deposit of the Servicer Transfer Payment, the Participants shall automatically and without further action be deemed to sell, transfer, assign, set-over and otherwise convey to such Person, free and clear of any Lien created by the Participants but otherwise without recourse, representation or warranty, all the right, title and interest of the Participants in and to such Receivable, and all Related Property with respect thereto; and such retransferred Receivable shall be treated by the Participants as collected in full as of the date on which it was transferred. The Administrative Agent shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Master Servicer to effect the conveyance of such Receivables pursuant to this subsection 12.7.

          12.8   Obligations Unaffected. The obligations of the Master Servicer,
                 ----------------------
each Servicer and the Company to the Administrative Agent and the Participants under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable or any transfer and assignment of a Receivable.

          12.9   Addition of Servicers.  Subject to the terms and conditions
                 ---------------------
hereof, from time to time one or more Subsidiaries of WMI which the Administrative Agent has approved may become additional Servicers parties hereto upon execution by each such Subsidiary of an Additional Servicer Supplement.

          12.10  Interest on Overdue Payments.  If any amount payable by the
                 ----------------------------
Servicers or the Master Servicer to the Participants or the Administrative Agent hereunder, whether on account of fees or expenses or on account of amounts collected by the Servicers or the Master Servicer or amounts payable pursuant to subsection 12.4 or 12.7, or otherwise, is not paid by such Servicer or the Master Servicer, as the case may be, on the relevant Settlement Date or other relevant date, such amount shall be payable together with interest for each day from such Settlement Date or other relevant date, as the case may be, until such amount is paid in full at a rate per annum equal to ABR plus 2%.
                                                        ----

          12.11  Servicer Events of Defaults.  If any of the following events
                 ---------------------------
(herein called "Servicer Events Of Default") shall have occurred and be continuing:

          (a) any Servicer or the Master Servicer, as the case may be, (1) shall fail to deliver any Daily Report or any Settlement Statement conforming in all material respects to the requirements of subsection 12.5 and such failure shall continue unremedied for two consecutive Business Days after the Administrative Agent shall have delivered notice thereof to such Servicer or the Master Servicer, as the case may be; provided, that if
                                                               --------
     a

     Force Majeure Delay shall have occurred with respect to the Servicers or the Master Servicer, the failure to deliver any Daily Report or Settlement Statement, shall not constitute, in either case, a Servicer Event of Default unless such failure continues for longer than the lesser of (x) ten consecutive Business Days and (y) the length of such Force Majeure Delay (or, if greater, two Business Days) after the Administrative Agent shall have delivered notice of such failure to the Company, or (2) shall fail to make any payment reflected in such Daily Report or Settlement Statement as being required to be made by it thereunder on the date such report or statement is delivered;

          (b) any Servicer or the Master Servicer, as the case may be, shall fail to pay any amount required to be paid by it hereunder (other than those specified in paragraph (a) of this subsection 12.11) within five Business Days after the date when due;

          (c) any Servicer or the Master Servicer, as the case may be, shall fail to observe or perform any covenant or agreement applicable to it contained herein (other than as specified in subsections (a) and (b) of this subsection 12.11); provided, that, except in the case of any failure
                             --------
     to observe or perform any covenant contained in subsection 12.6(q), no such failure shall constitute a Servicer Event of Default under this paragraph
     (c) unless such failure shall continue unremedied for a period of 30 consecutive days after notice thereof from the Administrative Agent, the Required Participants or the Company; provided, that a Servicer Event of
                                           --------
     Default shall not be deemed to have occurred under this paragraph (c) based upon a breach of a representation, warranty or covenant contained in subsection 12.6(e), (h), (i), (j), (o) or (p) if the Servicers and Master Servicer shall have complied with the provisions of subsection 12.7 with respect thereto;

          (d) any representation, warranty, certification or statement made or deemed made by any Servicer or the Master Servicer, as the case may be, in this Agreement or in any Settlement Statement or other certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been false or misleading in any material respect on or as of the date made or deemed made; provided, that a Servicer Event of
                                         --------
     Default shall not be deemed to have occurred under this paragraph (d) based upon a breach of a representation, warranty or covenant contained in subsection 12.6(e), (h), (i), (j), (o) or (p) if the Servicers and Master Servicer shall have complied with the provisions of subsection 12.7 with respect thereto;

          (e) (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Servicer or the Master Servicer, as the case may be, or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Servicer or Master Servicer, as the case may be, or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; (ii) any Servicer or the Master Servicer shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this subsection, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Servicer or the Master Servicer or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any action for the purpose of effecting any of the foregoing; or (iii) any Servicer or the Master Servicer shall become unable, admit in writing or fail generally to pay its debts as they become due;

          (f) a Purchase Termination Event shall have occurred and be continuing under the Receivables Sale Agreement with respect to Sellers which in the aggregate generated more than 10% of the aggregate revenues of all Sellers during the immediately preceding Settlement Period;

then, in any such event, so long as such Servicer Event of Default shall be continuing, with the consent of the Required Participants the Administrative Agent or the Company may, or upon the request of the Required Participants the Administrative Agent or the Company shall, terminate the rights of any or all of the Servicers and the Master Servicer in accordance with subsection 12.2(d) by notice to each such Servicer and/or the Master Servicer, as the case may be.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                        WASTE MANAGEMENT FINANCING
                                         CORPORATION


                                        By:  /s/ Dan Shoener
                                           --------------------------------
                                           Name: Dan Shoener
                                           Title: Authorized Signatory


                                        WASTE MANAGEMENT, INC.,
                                         as Master Servicer


                                        By:  /s/ William C. Keightley
                                           --------------------------------
                                           Name:  William C. Keightley
                                           Title: Treasurer

                                        Address for Notices:

                                             3003 Butterfield Road
                                             Oak Brook, Illinois  60523
                                             Attention: Vice President-Finance
                                             Telecopy:  (603) 572-1340

                                        The Servicers:
                                        -------------

                                        WASTE MANAGEMENT OF NORTH AMERICA, INC.


                                        By:  /s/ William C. Keightley
                                           ------------------------------------
                                           Name: William C. Keightley
                                           Title: Authorized Signatory

                                        Address for Notices for all Servicers:

                                             3003 Butterfield Road
                                             Oak Brook, Illinois  60523
                                             Attention: Vice President - Finance
                                             Telecopy:  (630) 572-1340

                                        THE CHASE MANHATTAN BANK, as
                                         Administrative Agent and as a
                                         Participant


                                        By:  /s/ B. Joseph Lillis
                                           ---------------------------------
                                           Name: B. Joseph Lillis
                                           Title:  Managing Director

                                        Participants:
                                        ------------


                                        Bank of America National Trust and
                                        ----------------------------------
                                        Savings Association
                                        -------------------
                                        (Name of Participant)


                                        By:  /s/ Mark A. Wegener
                                           ---------------------
                                           Name: Mark A. Wegener
                                           Title: Attorney-in-Fact

                                        Address for Notices:
                                             231 S. LaSalle St.
                                             Suite 1602
                                             Chicago, IL  606097

                                             Attention:  Willem van Beek
                                             Telecopy:  (312) 923-0273

                                        CREDIT LYONNAIS NEW YORK BRANCH


                                        By:  /s/ Konstantina Kourmpetis
                                           ----------------------------------
                                           Name: Konstantina Kourmpetis
                                           Title: Vice President

                                        Address for Notices:

                                             1301 Avenue of the Americas
                                             New York, NY 10019
                                             Attention: Tina Kourmpetis
                                             Telecopy:  (212) 459-3258

                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By:  /s/ Jerry J. Kane
                                           ------------------------------
                                           Name:  Jerry J. Kane
                                           Title: Senior Vice President

                                        Address for Notices:

                                           One First National Plaza, Suite 0954
                                           Chicago, IL  60670
                                           Attention: Susan Cassa
                                           Telecopy:  (312) 732-4487

                                        FIRST UNION NATIONAL BANK


                                        By:  /s/ Edward H. Ross
                                           ------------------------------
                                           Name: Edward H. Ross
                                           Title: Vice President

                                        Address for Notices:

                                             One First Union Center, DC5
                                             Charlotte, NC  28288
                                             Attention: Douglas Sleeper
                                             Telecopy:  (704) 374-2802

                                        THREE RIVERS FUNDING CORPORATION
                                        --------------------------------------
                                        (Name of Participant)


                                        By:  /s/ Stewart Cutler
                                           -----------------------------
                                           Name: Stewart Cutler
                                           Title: Vice President

                                        Address for Notices:
                                             Mellon Financial Markets, Inc.
                                             One Mellon Bank Center, Room 400
                                             Pittsburgh, PA  15258

                                             Attention: Jonathan F. Widich
                                             Telecopy:  (412) 234-5434

                                  SCHEDULE 1
                                  ----------

               NAMES, ADDRESSES AND COMMITMENTS OF PARTICIPANTS
               ------------------------------------------------


                                                                    Commitment
                                                                    ----------
THE CHASE MANHATTAN BANK..........................................  $103,125,000
270 Park Avenue
New York, New York  10017
Attention:  Loan and Agency Services
Telecopy:  (212) 552-5662

BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION..............    89,375,000
231 South LaSalle Street
Chicago, IL  60697
Attention: Willem Van Beek
Telecopy: (312) 923-0273

CREDIT LYONNAIS NEW YORK BRANCH...................................    89,375,000
1301 Avenue of the Americas
New York, NY  10019
Attention:  Tina Kourmpetis
Telecopy:  (212) 459-3258

THE FIRST NATIONAL BANK OF CHICAGO................................    89,375,000
1 First National Plaza, Suite 0954
Chicago, IL  60670
Attention:  Susan Cassa
Telecopy:  (312) 732-4487

FIRST UNION NATIONAL BANK.........................................    89,375,000
One First Union Center, DC5
Charlotte, NC  28288
Attention:  Douglas Sleeper
Telecopy:  (704) 374-2802

THREE RIVERS FUNDING CORPORATION..................................    89,375,000
c/o Mellon Financial Markets, Inc.
One Mellon Bank Center
Room 400
Pittsburgh, PA  15258
Attention:  Jonathan F. Widich
Telecopy: (412) 234-5434

                                                                         ANNEX X

          "ABR": for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Accounts": as defined in subsection 2.1(c)(ii) of the Receivables Transfer Agreement.

          "Additional Participant": as defined in subsection 11.4(e) of the Receivables Transfer Agreement.

          "Additional Seller Supplement": an instrument substantially in the form of Exhibit B to the Receivables Sale Agreement by which a Subsidiary of WMI becomes a Seller party to the Receivables Sale Agreement.

          "Additional Servicer Supplement": an instrument substantially in the form of Exhibit D to the Receivables Transfer Agreement by which a Subsidiary of WMI becomes a Servicer party to the Receivables Transfer Agreement.

          "Adjusted LIBO Rate": with respect to a Fixed Tranche for any Transfer Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate in effect for such Transfer Period multiplied by (b) the Statutory Reserves Rate.

          "Adjustment": as defined in subsection 2.5 of the Receivables Sale Agreement.

          "Adjustment Payment": as defined in subsection 12.4 of the Receivables Transfer Agreement.

          "Administrative Agent": The Chase Manhattan Bank, in its capacity as administrative agent for the Participants under the Receivables Transfer Agreement.

          "Administrative Questionnaire": an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate": with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Aged Receivable":  as of any date of determination, any Receivable
     (a) which is unpaid in whole or in part for more than 91 days after its original invoice date or (b) which is, as of such date of determination, a Defaulted Receivable.

          "Aged Receivable Amount": as of any date, the aggregate amount of Aged Receivables which would otherwise have been Eligible Receivables as of the most recent Settlement Period End Date, but for the fact that such Receivables were Aged Receivables as of such day.

          "Aggregate Eligible Receivables": as of any date of determination (a) the aggregate outstanding Principal Amount of all Eligible Receivables on such date (provided that for purposes of this clause (a) the criteria set forth in clause (b) of the definition of Eligible Receivables shall not be applicable) minus (b) the Aged Receivable Amount as of such date minus (c)
                 -----                                                -----
     the aggregate Excess Amounts with respect to all Obligors on such date; provided, that all calculations required in determining Aggregate Eligible
     --------
     Receivables (a) shall include, and shall only include, Eligible Receivables of Sellers as to which their Effective Date has occurred and (b) shall not include Receivables of a Seller from which the Company has ceased purchasing Receivables pursuant to subsection 9.15 of the Receivables Sale Agreement or a Seller with respect to which the Company has terminated its obligation to acquire Receivables pursuant to Article VII of the Receivables Sale Agreement.

          "Agreement": the agreement wherein such term is used, as the same may be amended, supplemented or otherwise modified from time to time.

          "Amortization Period": the period commencing on the date the Commitment Period ends and ending with the termination of the Receivables Transfer Agreement pursuant to subsection 4.1 thereof.

          "Applicable Eurodollar Margin":  .675% per annum; provided, that for
                                                            --------
     any day on which the Net Investment exceeds 50% of the Maximum Commitment, the Applicable Eurodollar Margin for such day shall be .75% per annum.

          "Applicable Obligor Percentage":  with respect to any Obligor, 4.0%.

          "Assessment Rate": for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R.
     Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided, that
                                                                 --------
     if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Participants.

          "Assignment and Acceptance": an assignment and acceptance entered into by a Participant and an assignee (with the consent of any party whose consent is required by subsection 11.4 of the Receivables Transfer Agreement), and accepted by the Administrative Agent, substantially in the form of Exhibit G to the Receivables Transfer Agreement.

          "Authorized Signatory": any Person designated as such or as "Authorized Representative" in the resolutions delivered to the Company pursuant to subsection 3.1(b)(i) of the Receivables Sale Agreement.

          "benefitted Participant": as defined in subsection 11.12 of the Receivables Transfer Agreement.

          "Board": the Board of Governors of the Federal Reserve System of the United States of America.

          "Business Day": any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, Pittsburgh, Pennsylvania, Charlotte, North Carolina or Chicago, Illinois are authorized or required by law to remain closed; provided, however, that, when used in connection
                              --------  -------
     with the determination of any Adjusted LIBO Rate, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "Business Day Received": as defined in subsection 12.1(b)(vi) of the Receivables Transfer Agreement.

          "Capital Lease Obligations": of any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and the amount of which at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Cash Equivalents": deposit accounts, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

          (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

          (b) federal funds, demand deposits, time deposits or certificates of deposit of any depositary institution or trust company incorporated under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depositary institution authorities; provided, that at the time of the investment or contractual
                  --------
     commitment to invest therein, the commercial paper or other short-term unsecured and uncollateralized debt obligations (other than such obligations the rating of which is based upon the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in one of the two highest investment categories granted thereby;

          (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating in one of the two highest rating categories by each of the Rating Agencies rating such commercial paper;

          (d) investments in money market funds (including funds for which the Administrative Agent or any of its Affiliates is investment manager or adviser) having a rating from each of the Rating Agencies rating such money market fund in one of the two highest investment categories granted thereby;

          (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above; or

          (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depositary institution or trust company (acting as principal) described in clause (b) above.

          "Category A Seller": any Seller designated as a "Category A Seller" on Schedule 1 to the Receivables Sale Agreement.

          "Category B Seller": any Seller designated as a "Category B Seller" on Schedule 1 to the Receivables Sale Agreement.

          "Category C Seller": any Seller designated as a "Category C Seller" on Schedule 1 to the Receivables Sale Agreement.

          "Change in Control": (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any "person" or

     "group" (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder as in effect on the date hereof), of shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of WMI; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of WMI by Persons who were neither (i) nominated by the board of directors of WMI nor (ii) appointed by directors so nominated; or (c) the failure of WMNA at any time to be wholly owned, either directly or indirectly, by WMI.

          "Change in Law": (a) the adoption of any law, rule or regulation after the date of the Receivables Transfer Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of the Receivables Transfer Agreement or (c) compliance by any Participant (or, for purposes of subsection 3.2(b) of the Receivables Transfer Agreement, by any lending office of such Participant or by such Participant's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of the Receivables Transfer Agreement.

          "CWM":  Chemical Waste Management, Inc., a Delaware corporation.

          "CIMS System": the Customer Information Management System maintained by WMNA in Oak Brook, Illinois.

          "Closing Date": as defined in subsection 2.3(b) of the Receivables Transfer Agreement.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Collection Account": as defined in subsection 2.7(a)(i) of the Receivables Transfer Agreement.

          "Collections": all collections and all amounts received in respect of the Receivables, including Recoveries, Seller Repurchase Payments, Seller Adjustment Payments and Servicer Transfer Payments and, together with all collections and amounts received in respect of the Related Property in the form of cash, checks, wire transfers or any other form of cash payment, and all proceeds of Receivables and collections thereof (including, without limitation, collections constituting an account or general intangible or evidenced by a note, instrument, security, contract, security agreement, chattel paper or other evidence of indebtedness or security, whatever is received upon the sale, exchange, collection or other disposition of, or any indemnity, warranty or guaranty payable in respect of, the foregoing and all "proceeds," as defined in Section 9-306 of the UCC as in effect in the State of New York, of the foregoing) and any Investment Earnings.

          "Commencement Date": as defined in subsection 6.1 of the Receivables Transfer Agreement.

          "Commitment": of each Participant, the amount set forth opposite the name of such Participant on Schedule 1 to the Receivables Transfer Agreement, as such amount may be changed pursuant to subsection 2.10 or
     11.4 of the Receivables Transfer Agreement.

          "Commitment Fee": as defined in subsection 2.4 of the Receivables Transfer Agreement.

          "Commitment Percentage": as to any Participant, (a) on or prior to the termination of the Commitments, the percentage equivalent of a fraction the numerator of which is the Commitment of such Participant and the denominator of which is the Maximum Commitment and (b) thereafter, the percentage equivalent of a fraction the numerator of which is the Commitment of such Participant immediately prior to such termination and the denominator of which is the Maximum Commitment immediately prior to such termination.

          "Commitment Period": the period from and including the Commencement Date, up to but not including the first to occur of (a) the Scheduled Termination Date, (b) any termination of the Commitments pursuant to
     Article IX of the Receivables Transfer Agreement and (c) termination (but not reduction) of the Commitments pursuant to subsection 2.10 of the Receivables Transfer Agreement.

          "Company": Waste Management Financing Corporation, a Delaware corporation.

          "Company Policies": the written policies of the Company with respect to Defaulted Receivables.

          "Complete Servicing Transfer": as defined in subsection 12.2(d) of the Receivables Transfer Agreement.

          "Concentration Account": as defined in subsection 12.1(b)(ii) of the Receivables Transfer Agreement.

          "Conduit Party": in the case of any Participant which is a special-purpose securitization conduit or similar entity, each bank or financial institution which from time to time provides liquidity and/or credit facilities to or for the account of such Participant to fund such Participant's obligations under the Receivables Transfer Agreement or to support the securities (if any) issued by such Participant to fund such obligations.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Control": the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; "Controlling" and "Controlled" shall have meanings correlative thereto.

          "Credit Facility": the $250,000,000 Revolving Credit Facility under the Credit Agreement dated December 29, 1997 among WMI, the Lenders party thereto and the Chase Manhattan Bank, as Administrative Agent as amended, supplemented or otherwise modified from time to time.

          "Daily Report": as defined in subsection 12.5(a) of the Receivables Transfer Agreement.

          "Defaulted Receivable": all Receivables (or portions thereof) which, in accordance with the Policies and Company Policies, have or should have been written off as uncollectible, including without limitation the Receivables of any Obligor which becomes the subject of any voluntary or involuntary bankruptcy proceeding.

          "Designated Account": as defined in subsection 12.1(b)(i) of the Receivables Transfer Agreement.

          "Designated Bank": each bank identified on the Commencement Date at which any Designated Account, the Concentration Account and the SPC Collection Account is held, and any replacements therefor or additions thereto agreed to in writing by the Administrative Agent.

          "Disclosed Matters": with respect to the Master Servicer, any Servicer and any Seller, the matters described in the Master Servicer's Annual Report on Form 10-K for the year ended December 31, 1997, and Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997.

          "Discounted Percentage": as defined in Schedule 3 to the Receivables Sale Agreement.

          "Documents": as defined in subsection 2.1(f)(iii) of the Receivables Sale Agreement.

          "Dollars," "U.S. Dollars" and "$": dollars in lawful currency of the United States of America.

          "Early Termination": as defined in Article VII of the Receivables Sale Agreement.

          "Effective Date": as defined in subsection 2.1(a) of the Receivables Sale Agreement.

          "Eligible Obligor": as of any date of determination, each Obligor in respect of a Receivable that satisfies the following eligibility criteria:

               (a) it is a resident of the United States, its territories or possessions;

               (b)  it is not a Seller or an Affiliate of a Seller; and

               (c) it is not the subject of any voluntary or involuntary bankruptcy proceeding;

          "Eligible Receivable": as of any date of determination, each Receivable owing by an Eligible Obligor in existence as of such date that is not subject to a Repurchase Event and that as of such date satisfies each of the following eligibility criteria:

               (a)  it constitutes either (i) an account within the meaning of
          Section 9-106 of the UCC of the State the law of which governs the perfection of the interest granted in it, or (ii) a general intangible (to the extent that such Receivable includes interest, finance charges, returned check or late charges on sales or similar taxes) within the meaning of Section 9-106 of such UCC;

               (b)  it is not an Aged Receivable;

               (c)(i) the goods related to it shall have been shipped or the services related to it shall have been performed or (ii) it shall have been billed to the Obligor and it is a Receivables arising from waste disposal services for single family dwellings and relates to services to be performed no later than 105 days after the invoice date of such Receivable or a Receivables arising from scheduled, periodic, fixed waste disposal services for commercial customers and multi-unit residential dwellings and relates to services to be performed no later than 45 days after the invoice date of such Receivable;

               (d) it shall have been recorded in the CIMS System or other computer information management systems maintained by WMI, WMNA, CWM, or any other Seller;

               (e) it is denominated and payable only in U.S. Dollars in the United States;

               (f) it arose in the ordinary course of business from the sale of goods, products or services of the relevant Seller and in accordance with the Policies of such Seller and, at such date of determination, no Early Termination has occurred with respect to such Seller;

               (g) (i) it does not contravene any applicable law, rule or regulation and the applicable Seller is not in violation of any law, rule or regulation in connection with it, in each case which would in any way render such Receivable unenforceable or would otherwise impair in any material respect the collectibility of such Receivable and (ii) it is not subject to any investigation or proceeding known by such Seller that would reasonably be expected to adversely affect its payment or enforceability;

               (h) it is an account receivable representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended;

               (i) it is not a Receivable for which the applicable Seller has established an offsetting specific reserve; provided, that a
                                                      --------
          Receivable subject only in part to the foregoing shall be an Eligible Receivable to the extent not so subject;

               (j) it is not a Receivable with original payment terms in excess of 60 days from its original invoice date, or in respect of which the applicable Seller has (i) altered the basis of the aging from the initial due date for payment such that the final due date extends to a date more than 60 days from its original invoice date or (ii) otherwise made any modification except in the ordinary course of business and consistent with the Policies of such Seller;

               (k) all required consents, approvals or authorizations necessary for the creation and enforceability of it and the effective assignment and sale thereof by the applicable Seller to the Company and by the Company to the Participants shall have been obtained with respect to such Receivable; provided, that with respect to Receivables owing by
                           --------
          Government Obligors, such Receivables shall constitute Eligible Receivables notwithstanding the failure of such Receivables to satisfy this clause (k) except to the extent such failure adversely affects the collectibility of such Receivables by the Company or the Participants;

               (l) the applicable Seller is not in default in any material respect under the terms of the contract, if any, from which such Receivable arose;

               (m) all right, title and interest in it has been validly sold to the Company by the applicable Seller pursuant to the Receivables Sale Agreement;

               (n) the Company or the Participants will have legal and beneficial ownership therein free and clear of all Liens other than Permitted Liens and such Receivable has been the subject of either a valid transfer from the Company to the Participants or, alternatively, the grant of a first priority perfected security interest therein to the Participants free and clear of all Liens other than Permitted Liens;

               (o) it is not subject to any dispute in whole or in part or to any offset, counterclaim, defense, rescission, recoupment or subordination; provided, that a Receivable subject only in part to any
                         --------
          of the foregoing shall be an Eligible Receivable to the extent not so subject;

               (p) it is at all times the legal, valid and binding obligation of the Obligor thereon, enforceable against such Obligor to pay the full Principal Amount thereof in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law);

               (q) as of the related Payment Date, neither the Company nor the applicable Seller has (i) taken any action that would impair the rights of the Administrative Agent or the Participants or (ii) failed to take any action that was necessary to avoid impairing the rights therein of the Administrative Agent or the Participants;

               (r) each of the representations and warranties made in the Receivables Sale Agreement by the applicable Seller with respect to such Receivable is true and correct in all material respects; and

               (s) at the time such Receivable was sold by the applicable Seller to the Company under the Receivables Sale Agreement, no event described in paragraph (e) of Article VII of the Receivables Sale Agreement (without giving effect to any requirement as to the passage of time) had occurred with respect to such Seller.

          "Environmental Laws": all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "Environmental Liability": of any Person, any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of such Person or any Subsidiary thereof directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials,
     (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Equipment": as defined in subsection 2.1(c)(i) of the Receivables Transfer Agreement.

          "ERISA": the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

          "ERISA Affiliate": with respect to any Person, any trade or business (whether or not incorporated) that is a member of a group of which such Person is a member and which is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA Event": for any Person, (a) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by such Person or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by such Person or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by such Person or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or
     (g) the receipt by such Person or any ERISA Affiliate of any notice, or the receipt by any

     Multiemployer Plan from such Person or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar Participating Interest": with respect to any Participant, that portion of its Participating Interest in the Receivables with respect to which the Purchase Discount Amount is determined by reference to the Adjusted LIBO Rate.

          "Excess Amount": at any time, with respect to any Obligor, the excess (if any) of (a) the aggregate outstanding Principal Amount of the Eligible Receivables owing by such Obligor as of the most recent Settlement Period End Date over (b) the Applicable Obligor Percentage of the aggregate
              ----
     outstanding Principal Amount as of such Settlement Period End Date of all Eligible Receivables, in each case originated by Sellers as to which the Effective Date has occurred, which amount shall be recalculated, as of such Settlement Period End Date, in the event the Effective Date occurs with respect to any Seller after such date and prior to the next Settlement Period End Date.

          "Excess Application Amount": as defined in subsection 2.12(c) of the Receivables Transfer Agreement.

          "Excluded Taxes": with respect to the Administrative Agent and any Participant or any other recipient of any payment to be made by or on account of any obligation of the Company, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Participant, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America and (c) in the case of a Foreign Participant (other than an assignee pursuant to a request by the Company under subsection 3.5 of the Receivables Transfer Agreement), any withholding tax that is imposed on amounts payable to such Foreign Participant at the time such Foreign Participant becomes a party to the Receivables Transfer Agreement or is attributable to such Foreign Participant's failure or inability to comply with subsection 3.4(e) of the Receivables Transfer Agreement), except (i) to the extent that such Foreign Participant's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Company with respect to such withholding tax pursuant to subsection 3.4(a) of the Receivables Transfer Agreement or (ii) such withholding taxes are imposed as a result of the Participating Interests being characterized as anything other than indebtedness for United States federal income tax purposes.

          "Federal Funds Effective Rate": for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer": of any corporation, the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such corporation.

          "Fixed Tranche": a portion of the Net Investment on which the rate at which the Purchase Discount Amount accrues is based upon the Adjusted LIBO Rate.

          "Floating Tranche": that portion of the Net Investment not allocated to a Fixed Tranche and the Purchase Discount Amount in respect of which is based upon the ABR.

          "Force Majeure Delay": with respect to any Servicer or the Master Servicer, any cause or event which is beyond the control and not due to the negligence of such Servicer or the Master Servicer, as the case may be, which delays, prevents or prohibits such Person's delivery of Daily Reports and/or Settlement Statements, as the case may be, including, without limitation, computer, electrical and mechanical failures, acts of God or the elements and fire; provided, that no such cause or event shall be
                            --------
     deemed to be a Force Majeure Delay unless the affected Servicer or Master Servicer shall have given the Company and the Administrative Agent written notice thereof as soon as possible after the beginning of such delay.

          "Foreign Participant": any Participant or Administrative Agent that is organized under the laws of a jurisdiction other than that in which the Company is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "GAAP": generally accepted accounting principles in the United States of America.

          "Governmental Authority": the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Government Obligor": the United States government or any state or local government or any subdivision thereof, or any agency, department or instrumentality thereof.

          "Guarantee": of or by any Person (the "guarantor") any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term "Guarantee" shall not
                                 --------
     include endorsements for collection or deposit in the ordinary course of business.

          "Hazardous Materials": all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement": any interest rate protection agreement, foreign-currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Incipient Purchase Termination Event": any condition or act specified in Article VII of the Receivables Sale Agreement that, with the giving of notice or the lapse of time or both, would become a Purchase Termination Event.

          "Increase in Net Investment": for any applicable Closing Date, the Dollar amount by which the Net Investment of the Participants is being increased on such Closing Date.

          "Indebtedness": of any Person, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Liabilities": as defined in subsection 9.3 of the Receivables Sale Agreement.

          "Indemnified Taxes":  Taxes other than Excluded Taxes.

          "Indemnitee": as defined in subsection 11.3(b) of the Receivables Transfer Agreement.

          "Initial Acquisition Date": as defined in subsection 12.1(b)(ii) of the Receivables Transfer Agreement.

          "Initial Deposit Account": as defined in subsection 12.1(b)(i) of the Receivables Transfer Agreement.

          "Initial Sellers": the Sellers with an applicable Effective Date of the Commencement Date.

          "Insolvency Event": the occurrence of any event of the type described in paragraph (e) of Article VII of the Receivables Sale Agreement.

          "Invested Percentage": a fraction the numerator of which is Net Investment and the denominator of which is Aggregate Eligible Receivables.

          "Investment Earnings": as defined in subsection 2.7(a)(iii) of the Receivables Transfer Agreement.

          "LIBO Rate": with respect to a Fixed Tranche for any Transfer Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Transfer Period, at the rate for Dollar deposits with a maturity comparable to such Transfer Period. In the event that such rate is not available at such time for any reason, then the "LIBO
                                                                            ----
     Rate" with respect to a Fixed Tranche for any Transfer Period shall be the
     ----
     rate at which Dollar deposits of $5,000,000, and for a period comparable to the applicable Transfer Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Transfer Period.

          "Lien": with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Margin Stock":  as defined in Regulation U.

          "Master Servicer": WMI, in its capacity as master servicer under the Receivables Transfer Agreement.

          "Material Adverse Effect": (i) a materially adverse effect on the business, operations, property or condition (financial or otherwise) of WMI and its Subsidiaries taken as a whole or on the Company, (ii) a material impairment of the ability of the Company, the Master Servicer, any Servicer, or the Sellers, taken as a whole, to perform their obligations under the Transaction Documents, (iii) a material impairment of the validity or enforceability of any of the Transaction Documents against any such Person, (iv) a material impairment of the collectibility of the Receivables taken as a whole or (v) a material impairment of the interests, rights or remedies of the Administrative Agent or the Participants under or with respect to the Receivables or the Transaction Documents.

          "Material Indebtedness": for any Person, Indebtedness of, commitments providing for the incurrence of Indebtedness by, or obligations in respect of one or more Hedging Agreements, of any one or more of such Person and its Subsidiaries in a principal amount exceeding, individually or in the aggregate, $100,000,000; for purposes of determining Material Indebtedness, the "principal amount" of the obligations of such Person or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Maximum Commitment": $550,000,000, as such amount may be reduced pursuant to subsection 2.10 of the Receivables Transfer Agreement.

          "Maximum Invested Percentage":  at a particular date, 100% minus the
                                                                     -----
     sum of (a) 18% and (b) following the occurrence of each Reserve Event, an additional 1% for each Reserve Event.

          "Maximum Transfer Amount": at a particular date, the lesser of (a) the Maximum Commitment at such date and (b) the product of (i) the Maximum Invested Percentage at such date and (ii) Aggregate Eligible Receivables as of the close of business on the Business Day preceding such date.

          "Minimum Equity Amount":  $150,000,000.

          "Monthly Servicing Fee":  for each Settlement Period, the product of
     (a) the number of days in such period, (b) 1% and (c) the average daily principal balance of Purchased Receivables during such period divided by
                                                                   -------
     365.

          "Moody's":  Moody's Investors Service, Inc. and its successors.

          "Multiemployer Plan": with respect to any Person, a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Investment": at any time, (i) when used with respect to all Participants, the excess, if any, of (a) the aggregate of the amounts paid by the Participants pursuant to subsection 2.3 of the Receivables Transfer Agreement over (b) the aggregate amount of Receivable Proceeds distributed
               ----
     to the Participants in payment of the Net Investment pursuant to the Receivables Transfer Agreement and (ii) when used with respect to a Participant, the excess, if any, of (a) the aggregate of the amounts paid by such Participant pursuant to subsection 2.3 of the Receivables Transfer Agreement over (b) the aggregate amount of Receivable Proceeds distributed
               ----
     to such Participant in payment of the Net Investment pursuant to the Receivables Transfer Agreement.

          "Obligor": with respect to any Receivable, the Person or Persons obligated to make payments with respect to such Receivable, including any guarantor thereof.

          "Other Taxes": (i) any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under the Receivables Transfer Agreement or from the execution, delivery or enforcement of, or otherwise with respect to, the Transaction Documents or (ii) any and all Taxes imposed directly or indirectly on any Participant as a result of the Participating Interests being characterized as anything other than indebtedness for United States federal income tax purposes (including, without limitation, any taxes on any entity deemed to have been created pursuant to the Receivables Transfer Agreement).

          "Partial Servicing Transfer": as defined in subsection 12.2(d) of the Receivables Transfer Agreement.

          "Participant": the Persons listed on Schedule 1 to the Receivables Transfer Agreement and any other Person that shall have become a party to the Receivables Transfer Agreement pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party thereto pursuant to an Assignment and Acceptance.

          "Participating Interest": as defined in subsection 2.2 of the Receivables Transfer Agreement.

          "Payment Date": as defined in subsection 2.3(a) of the Receivables Sale Agreement.

          "PBGC": the Pension Benefit Guaranty Corporation, referred to and defined in ERISA, and any successor entity performing similar functions.

          "Permitted Liens": Liens created pursuant to the Receivables Transfer Agreement or the Receivables Sale Agreement and any other Liens securing obligations not in excess of $100,000 in the aggregate (with respect to all Receivables) at any time outstanding.

          "Person": any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan": with respect to any Person, any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Person or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Policies": with respect to any Seller which has set forth its credit and collection policies in writing, such written credit and collection policies as they have been applied by such Seller in the ordinary course of its business prior to the Commencement Date and, with respect to any Seller which has not set forth its credit and collection policies in writing, its credit and collection policies as in effect and applied by such Seller in the ordinary course of its business prior to the Commencement Date, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Receivables Transfer Agreement and the Receivables Sale Agreement.

          "Pooled Property": as defined in subsection 2.1(a) of the Receivables Transfer Agreement.

          "Potential Termination Event": any Termination Event and any event or condition that upon notice, lapse of time or both would constitute a Termination Event.

          "Prime Rate": the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Principal Amount": with respect to any Receivable, the amount due thereunder (expressed in Dollars), net of any available prompt payment discount, volume discount or other promotional discount or rebate.

          "Purchase Discount Amount": a purchase discount which (a) accrues to the Participants in respect of the Participating Interest on the outstanding amount of the Net Investment; (b) is payable in arrears on each Purchase Discount Amount Payment Date (both prior to and after the commencement of the Amortization Period) occurring during the period commencing on the date of the first transfer and assignment of the Participating Interest in Receivables and Related Property pursuant to subsection 2.3(a) of the Receivables Transfer Agreement and ending on the date on which the Net Investment is equal to zero and the Commitments of the Participants have terminated; and (c) is calculated at a rate per annum equal to: (i) in respect of that portion of the Net Investment allocated to any Fixed Tranche, the sum of the Adjusted LIBO Rate with respect thereto plus the Applicable Eurodollar Margin and (ii) in respect of that
             ----
     portion of the Net Investment not allocated to any Fixed Tranche, ABR in effect from time to time during the period for which payment is made.

          "Purchase Discount Amount Payment Date": (a) as to the Floating Tranche, each Settlement Date, (b) as to any Fixed Tranche having a Transfer Period of one, two or three months, the last day of such Transfer Period and (c) as to any Tranche, any date on which the principal portion of the Net Investment represented thereby is paid, prepaid or is otherwise due (by mandatory prepayment, acceleration or otherwise).

          "Purchased Receivables Collections": as defined in subsection 12.1(b)(i) of the Receivables Transfer Agreement.

          "Purchase Price": as defined in subsection 2.2 of the Receivables Sale Agreement.

          "Purchase Termination Event": as defined in Article VII of the Receivables Sale Agreement.

          "Purchased Receivable": any Receivable sold transferred, assigned or conveyed or purported to be sold, transferred, assigned or conveyed to the Company by any Seller pursuant to, and in accordance with the terms of, the Receivables Sale Agreement and not resold to such Seller pursuant to subsection 2.1(b) or 2.6 thereof.

          "Rating Agencies":  Moody's and S&P.

          "Receivables": the indebtedness and payment obligations of any Person to a Seller (including, without limitation, obligations constituting an account or general intangible or evidenced by a note, instrument, contract, security agreement, chattel paper or other evidence of indebtedness or security) arising from a sale of merchandise or the provision of services by a Seller, including, without limitation, any right to payment for goods sold or for services rendered, whether or not it has been earned by performance, and including the right to payment of any interest, sales taxes, finance charges, returned check or late charges and other obligations of such Person with respect thereto.

          "Receivable Assets": as defined in subsection 2.1(a) of the Receivables Sale Agreement.

          "Receivable Proceeds": as defined in subsection 2.7(b) of the Receivables Transfer Agreement.

          "Receivables Property": as defined in subsection 2.1(a) of the Receivables Transfer Agreement.

          "Receivables Sale Agreement": the Receivables Sale Agreement, dated as of December 29, 1997, among the Sellers, the Master Servicer and the

     Company, as buyer, as amended, supplemented or otherwise modified from time to time.

          "Receivables Sale Agreement Guarantee": the Seller Guarantee, dated as of December 29, 1997, executed by the Seller Guarantors party thereto in favor of the Company, as amended, supplemented or otherwise modified from time to time.

          "Receivables Transfer Agreement": the Receivables Transfer and Servicing Agreement, dated as of December 29, 1997, among the Company, as seller, the Master Servicer, the Servicers, the Participants and the Administrative Agent, as amended, supplemented or otherwise modified from time to time.

          "Recoveries": amounts collected (net of out-of-pocket costs of collection) in respect of Defaulted Receivables.

          "Reduction Date": as defined in subsection 2.11(b) of the Receivables Transfer Agreement.

          "Register": as defined in subsection 11.4(c) of the Receivables Transfer Agreement.

          "Regulation G, T, U or X": Regulation G, T, U or X, respectively, of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Related Property":

               (A) all goods (including returned goods), if any, relating to the sale which gave rise to any Receivable;

               (B) all other security interests or Liens and property subject thereto from time to time purporting to secure payment of any Receivable, whether pursuant to the contract related to such Receivable or otherwise or pursuant to any obligations evidenced by a note, instrument, contract, security agreement, chattel paper or other evidence of indebtedness or security and the proceeds thereof, together with all financing statements or similar instruments signed by an Obligor describing any collateral securing such Receivable; and

               (C) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Receivable whether pursuant to the contract related to such Receivable or otherwise or pursuant to any obligations evidenced by a note, instrument, contract, security agreement, chattel paper or other evidence of indebtedness or security and the proceeds thereof.

          "Replacement Facility": as defined in subsection 12.6(g) of the Receivables Transfer Agreement.

          "Reportable Event": any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
     Section 414 of the Code).

          "Reporting Day": as defined in subsection 12.5(a) of the Receivables Transfer Agreement.

          "Repurchase Amount": as defined in subsection 2.6 of the Receivables Sale Agreement.

          "Repurchase Event": as defined in subsection 2.6 of the Receivables Sale Agreement.

          "Request for Transfer and Assignment": as defined in subsection 2.3(b) of the Receivables Transfer Agreement.

          "Required Participants": Participants having Commitment Percentages the sum of which, in the aggregate, equals at least 51%.

          "Requirement of Law": as to any Person, for any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Reserve Amount": for any Business Day in any Settlement Period which occurs prior to the Settlement Date occurring in such Settlement Period, the product of (x) the lesser of (i) the number of Business Days (including such Business Day) which have occurred in such Settlement Period and (ii) 10 and (y) one-tenth of the sum of the amount payable pursuant to clause
     (i), (ii) and (iii)(x) of subsection 2.7(b) of the Receivables Transfer Agreement on the Settlement Date and/or Purchase Discount Payment Dates occurring during such Settlement Period (which amount shall be adjusted for any increases and decreases in the Net Investment, including any such increases and decreases which occur after the tenth Business Day of such Settlement Period).

          "Reserve Event": any event specified on Exhibit B to the Receivables Transfer Agreement.

          "Responsible Officer": with respect to any Person, the Chairman or Vice Chairman of the Board, President, Chief Financial Officer, any Controller, Principal Accounting Officer, Treasurer, Assistant Treasurer, Secretary or Authorized Signatory of such Person.

          "Restricted Payments": as defined in subsection 8.7 of the Receivables Transfer Agreement.

          "Retransfer Payment": as defined in subsection 5.3(b) of the Receivables Transfer Agreement.

          "S&P":  Standard & Poor's Ratings Services and its successors.

          "Sale Transactions": the execution, delivery and performance by each of the Sellers of the Receivables Sale Agreement and each of the other Transaction Documents to which it is a party, the sale of Receivables by each Seller thereunder and the consummation of the other transactions contemplated by any of the foregoing.

          "Scheduled Termination Date":  June 30, 1998.

          "SEC":  means the Securities and Exchange Commission.

          "Seller Addition Date": as defined in subsection 3.4 of the Receivables Sale Agreement.

          "Seller Adjustment Payment": as defined in subsection 2.5 of the Receivables Sale Agreement.

          "Seller Guarantors":  WMI and WMNA.

          "Seller Repurchase Payment": as defined in subsection 2.6 of the Receivables Sale Agreement.

          "Sellers": the collective reference to WMI, in its capacity as a Seller under the Receivables Sale Agreement, the Subsidiaries of WMI listed as Sellers on Schedule 1 to the Receivables Sale Agreement and any Subsidiaries of WMI which have been added as Sellers in accordance with the provisions of the Receivables Sale Agreement and the other Transaction Documents, all of the foregoing in their capacities as Sellers under the Receivables Sale Agreement; each, individually, a "Seller".

          "Servicer Default": any Servicer Event of Default and any event or condition that upon notice, lapse of time or both would constitute a Servicer Event of Default.

          "Servicer Event of Default": as defined in subsection 12.11 of the Receivables Transfer Agreement.

          "Servicer Transfer Payment": as defined in subsection 12.7(b) of the Receivables Transfer Agreement.

          "Servicers": initially each of WMI and WMNA in its capacity as a servicer together with any other Person which has been added as a Servicer in accordance with the provisions of the Receivables Transfer Agreement, in their capacities as servicers under the Receivables Transfer Agreement.

          "Servicing Transactions": the execution, delivery and performance by the Master Servicer or any Servicer of each of the Transaction Documents to which the Master Servicer or any Servicer is a party and the servicing and collection of the Receivables under the Receivables Transfer Agreement and the consummation of the other transactions contemplated by any of the foregoing.

          "Settlement Date": with respect to any calendar month, the day that is 20 calendar days following the last day of such calendar month (or, if such 20th calendar day is not a Business Day, the next succeeding Business
     Day).

          "Settlement Period": each fiscal month of the Master Servicer (including fiscal months occurring prior to the Commencement Date).

          "Settlement Period End Date": at any time, the last day of the most recent Settlement Period for which a Settlement Statement has been delivered (or until the first Settlement Statement is delivered, as of the last day of November).

          "Settlement Statement": as defined in subsection 12.5(b) of the Receivables Transfer Agreement.

            "Settlement Statement Date": with respect to any calendar month for which a Settlement Statement is required to be prepared, the day that is 15 calendar days following the last day of such calendar month (or, if such 15th calendar day is not a Business Day, the next succeeding Business Day).

            "SPC Collection Account": as defined in subsection 12.1(b)(iii) of the Receivables Transfer Agreement.

          "Specified Bankruptcy Opinion Provisions": the provisions contained in the legal opinion delivered pursuant to subsection 6.1(b)(i) of the Receivables Transfer Agreement relating to the non-substantive consolidation of the Master Servicer and its Affiliates and the Company under the heading "Assumptions of Fact".

          "Statutory Reserve Rate": a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages
                -----
     (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Fixed Tranches shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Participant under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subordinated Note": as defined in subsection 8.1 of the Receivables Sale Agreement.

               "subsection 11.3(b)(1) Indemnified Liabilities": as defined in subsection 11.3(b)(i) of the Receivables Transfer Agreement.

          "Subsequent Deposit Account": as defined in subsection 12.1(b)(i) of the Receivables Transfer Agreement.

          "Subsidiary": with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent.

          "Substitute Servicer": as defined in subsection 12.2(d) of the Receivables Transfer Agreement.

          "Tax Indemnifying Party": as defined in subsection 3.4(a) of the Receivables Transfer Agreement.

          "Taxes": any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Termination Event": as defined in Article IX of the Receivables Transfer Agreement.

          "Tranches": the collective reference to the Floating Tranche and the Fixed Tranches.

          "Transaction Documents": the Receivables Transfer Agreement, the Receivables Sale Agreement, the Receivables Sale Agreement Guarantee and the Subordinated Note.

          "Transaction Parties": the Company, the Master Servicer, the Sellers, the Seller Guarantors and the Servicers.

          "Transactions": the execution, delivery and performance by the Company of each of the Transaction Documents to which the Company is a party, the assignment transfer of the Participating Interests thereunder and the consummation of the other transactions contemplated by any of the foregoing.

          "Transfer Notice": as defined in subsection 12.2(d) of the Receivables Transfer Agreement.

          "Transfer Period": with respect to any portion of the Net Investment allocated to a Fixed Tranche:

               (a) initially, the period commencing on the Closing Date or conversion date, as the case may be, with respect to such Fixed Tranche and ending one, two or three months thereafter (or such shorter period which is less than one month as the Administrative Agent in its sole discretion may agree), as selected by the Company in its notice of Closing Date or notice of conversion, as the case may be, given with respect thereto; and

               (b) thereafter, each period commencing on the last day of the next preceding Transfer Period applicable to such Fixed Tranche and ending one, two or three months thereafter (or such shorter period which is less than one month as the Administrative Agent in its sole discretion may agree), as selected by the Company by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Transfer Period with respect thereto;

     provided, that all of the foregoing provisions relating to Transfer Periods
     --------
     are subject to the following:

               (1) if any Transfer Period would otherwise end on a day that is not a Business Day, such Transfer Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Transfer Period into another calendar month, in which event such Transfer Period shall end on the next preceding Business Day;

               (2) any Transfer Period that would otherwise extend beyond the Scheduled Termination Date shall end on the Scheduled Termination Date; and

               (3) any Transfer Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Transfer Period) shall end on the last Business Day of the calendar month of such Transfer Period.

          "Transferred Agreements": as defined in subsection 2.1(b) of the Receivables Transfer Agreement.

          "Transferring Servicer": as defined in subsection 12.2(d) of the Receivables Transfer Agreement.

          "Withdrawal Liability": liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          "WMI":  Waste Management, Inc., a Delaware corporation.

          "WMI Collections": as defined in subsection 12.1(b)(i) of the Receivables Transfer Agreement.

          "WMNA": Waste Management of North America, Inc., an Illinois corporation.